                      CH ENERGY GROUP, INC.
                         284 South Avenue
                Poughkeepsie, New York 12601-4879


                                                                July 24, 1998

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, VA 22312-2413


         Re: CH Energy Group, Inc.
         Amendment No. 1 to Registration Statement, on Form
         S-4 Registration No. 333-52797

Ladies and Gentlemen:

    On behalf of CH Energy Group, Inc. (the "Company"), enclosed herewith for filing by direct transmission via the Securities and Exchange Commission's EDGAR system is Amendment No.1 of the Company's Registration Statement (No. 333-52797), on Form S-4, relating to 16,700,000 shares of its common stock, $0.10 par value. The changes incorporated in this Amendment are not material and reflect completion of information not previously available and certain technical changes.

    The Company hereby requests acceleration of the effectiveness of said Registration Statement, as amended, to be effective July 28, 1998. The Proxy Statement/Prospectus is planned to be mailed on July 31, 1998.

    If you have any questions or concerns, please feel free to call the undersigned, at (914) 486-5757.

                                                      Very truly yours,

                                                      Ellen Ahearn
                                                      Secretary

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
JULY 24, 1998

                                       REGISTRATION NO. 333-52797

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                         AMENDMENT NO. 1
                                TO

                             FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         _______________

                      CH ENERGY GROUP, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


   NEW YORK                  6719                     14-1804460
(STATE OR OTHER         (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
JURISDICTION OF         CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
INCORPORATION)


                        ELLEN AHEARN
                        SECRETARY
                        CH ENERGY GROUP, INC.
284 SOUTH AVENUE                     284 SOUTH AVENUE
POUGHKEEPSIE, NY 12601-4879          POUGHKEEPSIE, NY 12601-4879
(914) 452-2000                        (914) 486-5757
(ADDRESS, INCLUDING ZIP CODE, AND     (NAME, ADDRESS, INCLUDING ZIP
TELEPHONE NUMBER, INCLUDING AREA      CODE, AND TELEPHONE NUMBER,
CODE, OF REGISTRANT'S PRINCIPAL       INCLUDING AREA CODE, OF AGENT
EXECUTIVE OFFICES)                    FOR SERVICE)

                            COPIES TO:

                     WILLIAM P. REILLY, ESQ.
                          GOULD & WILKIE
                    ONE CHASE MANHATTAN PLAZA
                     NEW YORK, NY 10005-1401
                          (212) 344-5680
                        __________________


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this Registration Statement has become effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [__]

                        _________________

                 CALCULATION OF REGISTRATION FEE

              PROPOSED          PROPOSED
              MAXIMUM           MAXIMUM
TITLE OF EACH CLASS             AMOUNT    OFFERING   AGGREGATE AMOUNT OF
OF SECURITIES TO BE             TO BE     PRICE PER  OFFERING  REGISTRATION
REGISTERED                      REGISTERED       UNIT (2)      PRICE (2) FEE
         __________             __________       __________    ____________

Common Stock,
par value $.10 per
share (1).                 16,700,000    $39.9375   $666,956,250   $  202,100

(1) The number of shares of Common Stock of CH Energy Group, Inc. ("Holding Company") to be issued in the Share Exchange described herein (the "Share Exchange") cannot be precisely determined at the time this Registration Statement becomes effective because shares of common stock of Central Hudson Gas & Electric Corporation ("Central Hudson") may be either issued thereafter and prior to the effective time of the Share Exchange pursuant to Central Hudson's Stock Purchase Plan or may be repurchased thereafter and prior to the effective time of the Share Exchange pursuant to Central Hudson's common stock repurchase program. This Registration Statement covers a number of shares of common stock of the Holding Company which is estimated to be at least as large as the number of shares of common stock of Central Hudson which is expected to be outstanding at the effective time of the Share Exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(2) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, based upon the per share market value of the shares of common stock of Central Hudson to be exchanged in the Share Exchange, which is the average of the reported high and low sales prices of a share of common stock of Central Hudson on the New York Stock Exchange, Inc. Composite Tape on May 8, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                         284 South Avenue
                Poughkeepsie, New York 12601-4879


                                                 July 31, 1998


Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of the Corporation on Friday, September 25, 1998 at
10:30 a.m. The meeting will be held at the Corporation's headquarters, 284 South Avenue, Poughkeepsie, New York 12601-4879.

    The meeting will give you the opportunity to consider and vote on a proposal to provide the Corporation with the financial and regulatory flexibility needed to engage effectively in competitive businesses while it continues to operate its regulated electric and gas utility business. The Board of Directors has unanimously approved a holding company structure for the Corporation in which the Corporation will become a subsidiary of a Holding Company and holders of the Corporation's Common Stock will become the holders of the Holding Company's Common Stock. The Holding Company is named CH Energy Group, Inc.

    Enclosed is the combined Prospectus and Proxy Statement of the Corporation and the Holding Company which will answer important questions about how the proposed holding company structure and the related share exchange will affect you as a shareholder.

    I encourage you to vote "FOR" the proposal. PLEASE SIGN AND RETURN YOUR PROXY CARD, whether or not you plan to attend the meeting, in the enclosed postage-paid envelope. You may vote in person at the meeting even if you previously sent in a proxy.

    Every vote counts. Approval of the holding company proposal will require the affirmative vote of the holders of two-thirds of the outstanding shares of the Corporation's Common Stock. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                       Sincerely,

                                       John E. Mack III
                                       Chairman of the Board
                                       & Chief Executive Officer

            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                         284 South Avenue
                Poughkeepsie, New York 12601-4879



            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To be held on
                        September 25, 1998


To the Holders of Common Stock:

    A Special Meeting of Shareholders of Central Hudson Gas &
Electric Corporation ("Central Hudson" or "Corporation") will be held at the offices of the Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4879, on Friday, September 25, 1998, at 10:30 a.m. for the following purposes:

    1. To adopt a holding company structure for the Corporation in which the Corporation will become a subsidiary of a holding company, CH Energy Group, Inc. ("Holding Company"), pursuant to an Agreement and Plan of Exchange that provides for all of the outstanding shares of the Corporation's Common Stock to be exchanged automatically on a share-for-share basis for shares of the Holding Company's Common Stock, as more fully described in the accompanying Proxy Statement and Prospectus ("Holding Company Proposal"); and

    2. To act upon such other matters as may properly come before the meeting, or any adjournments or postponements of the meeting.

    Holders of record of outstanding shares of the Corporation's
Common Stock as of the close of business on July 28, 1998, the record date, are entitled to receive notice of, and to vote at, the meeting.

    PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE. Approval of the Holding Company Proposal will require the affirmative vote of the holders of two-thirds of the outstanding shares of Central Hudson Common Stock. AN
ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE
AGAINST THE HOLDING COMPANY PROPOSAL.

By Order of the Board of Directors,


Ellen Ahearn
Corporate Secretary

Dated:  July 31, 1998


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                         PROXY STATEMENT
                               for
            CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                       ___________________

                            PROSPECTUS
                               for
                      CH ENERGY GROUP, INC.

                           COMMON STOCK


    This Proxy Statement and Prospectus contains information relating to a proposal to be voted upon at a Special Meeting of Shareholders of Central Hudson Gas & Electric Corporation ("Corporation") to be held on Friday, September 25, 1998 at 10:30 a.m. or at any adjournment or postponement of the meeting ("Special Meeting"). The Special Meeting will be held at the Corporation's offices, 284 South Avenue, Poughkeepsie, New York 12601-4879.

    Proposal - The "Holding Company Proposal" is to adopt a holding company structure for the Corporation in which, pursuant to an Agreement and Plan of Exchange (the "Exchange Agreement"), the Corporation will become a subsidiary of CH Energy Group, Inc. ("Holding Company") and the outstanding shares of the Corporation's Common Stock, $5.00 par value ("Central Hudson Common Stock") will be exchanged automatically on a share-for-share basis ("Share Exchange") for shares of the Holding Company's Common Shares, $.10 par value ("Holding Company Common Stock"). Up to 16,700,000 shares of Holding Company Common Stock may be issued in the Share Exchange. The Exchange Agreement may be amended or terminated and the Share Exchange is subject to certain conditions. See "THE SHARE EXCHANGE - Conditions to Effectiveness of the Share Exchange" and "Amendment or Termination of the Exchange Agreement".

    THE CORPORATION'S BOARD OF DIRECTORS HAS UNANIMOUSLY
APPROVED THE HOLDING COMPANY PROPOSAL AND RECOMMENDS THAT YOU
VOTE "FOR" SUCH PROPOSAL.

    Please vote for the Holding Company Proposal and mail your proxy card to us in the enclosed postage-paid envelope. The Holding Company Proposal must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Central Hudson Common Stock. This means that AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE HOLDING COMPANY PROPOSAL.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The principal executive offices of both the Corporation and the Holding Company are located at 284 South Avenue,
Poughkeepsie, New York 12601; telephone number for both entities:
(914) 452-2000.

    This Proxy Statement and Prospectus, dated July 31, 1998, was first mailed to shareholders on or about July 31, 1998.

                        TABLE OF CONTENTS

                                                      PAGE
                                                      ____

QUESTIONS AND ANSWERS ABOUT THE HOLDING COMPANY PROPOSAL...   5

LIST OF DEFINED TERMS......................................  13

RISK FACTORS...............................................  14
  Future Performance of the Holding Company
    Common Stock Cannot Be Assured......................  14
  Dividends on the Holding Company Common Stock Will
    Initially Depend on Common Stock Dividends Paid
    by the Corporation..................................  14
  Non-Utility Businesses May Involve More Risks.........  15
  Restructuring May Have Certain Anti-takeover Effects..  15

INTRODUCTION...............................................  16
  Shareholders Entitled to Vote.........................  16
  Adjournment of Meeting................................  16
  Proxies...............................................  16
  Cost of Proxy Solicitation............................  17
  Proposal: Holding Company and Adoption of the
       Exchange Agreement...............................  17

REASONS FOR THE HOLDING COMPANY PROPOSAL...................  18
  General...............................................  18
  Competing in the New Regulatory Environment...........  18
  Flexibility of Utility and Non-Utility Businesses.....  19

THE HOLDING COMPANY'S BUSINESS.............................  20
  The Holding Company...................................  20
  The Corporation.......................................  21
  The PSC...............................................  22
  Other Holding Company Subsidiaries....................  25

DIRECTORS AND OFFICERS OF THE HOLDING COMPANY..............  26

DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION........  27

THE SHARE EXCHANGE.........................................  28
  Exchange Agreement....................................  28
  Vote Required.........................................  29
  Regulatory Approvals..................................  29
  Conditions to Effectiveness of the Share Exchange.....  29
  Exchange of Stock Certificates........................  30
  Stock Purchase Plan...................................  30
  Amendment or Termination of the Exchange Agreement....  31
  Listing of Holding Company Common Stock...............  31

  Dividend Policy.......................................  31
  Certain Federal Income Tax Consequences...............  33
  Treatment of the Corporation's Preferred Stock........  34
  Holding Company Capital Stock.........................  34
  Possible Effect of Certain Holding Company Provisions
    and the New York Law.............................  36
  Comparative Shareholders' Rights......................  40
  Statutory Appraisal Rights............................  44

VALIDITY OF THE HOLDING COMPANY COMMON STOCK...............  44

FORWARD-LOOKING STATEMENTS.................................  45

EXPERTS....................................................  45

SUBMISSION OF SHAREHOLDER PROPOSALS........................  45

WHERE YOU CAN GET MORE INFORMATION.........................  46

EXHIBIT A--AGREEMENT AND PLAN OF EXCHANGE.................. A-1
EXHIBIT B--RESTATED CERTIFICATE OF INCORPORATION OF
     THE HOLDING COMPANY............................. B-1
EXHIBIT C--BY-LAWS OF THE HOLDING COMPANY.................. C-1

                 QUESTIONS AND ANSWERS ABOUT THE
                     HOLDING COMPANY PROPOSAL

  These questions and answers address the Holding Company Proposal that will be voted on at a Special Meeting of Shareholders of the Corporation to be held on Friday, September 25, 1998 at 10:30 a.m., but may not include all the information about the Proposal that is important to you. For more complete information, please read this entire Proxy Statement and Prospectus, including the Exhibits, and the other documents referred to in this document. See "WHERE YOU CAN GET MORE INFORMATION".

WHAT IS THE HOLDING COMPANY PROPOSAL?  WHY IS IT BEING PROPOSED?

  The Holding Company Proposal will result in a structure in which the Holding Company will be the parent corporation of other entities including the Corporation. If approved, the Holding Company will provide financial and other administrative services for its subsidiaries. Upon consummation of the Holding Company Proposal, Holding Company Common Stock will be held by the former holders of Central Hudson Common Stock.

  Federal and state initiatives are promoting competition in the sale of electricity and gas by "unbundling" the integrated services that electric and gas utilities have traditionally provided and enabling customers to purchase electricity and gas directly from suppliers other than their local utilities. In February 1998, the New York State Public Service Commission ("PSC") modified, and as modified, approved an Amended and Restated Settlement Agreement among the Corporation, the PSC staff and certain other parties (as modified, the "PSC Settlement Agreement") that provides for a transition of the Corporation to a competitive electric market in the Corporation's franchise territory and authorizes a corporate reorganization of the Corporation into a holding company structure. (See "THE HOLDING COMPANY'S BUSINESS - The PSC".) The holding company structure will provide the financial and regulatory flexibility needed to engage effectively in competitive businesses and take advantage of the opportunities presented by the changing business environment of the energy industry while the Corporation continues to operate its regulated electric and gas utility business. The Holding Company will be able to establish and fund new businesses without PSC approval and the delay inherent in the PSC approval process. (SEE "REASONS FOR THE HOLDING COMPANY PROPOSAL".)

WHAT IS THE SHARE EXCHANGE?

  The Share Exchange is the means by which the holding company structure will be established. If shareholders approve the Holding Company Proposal at the Special Meeting, common shareholders of the Corporation will automatically become holders of the Holding Company Common Stock and each share of Central Hudson Common Stock will become one share of Holding Company Common Stock. Following the Share Exchange, the Holding Company will own all of the Corporation's Common Stock and all but one
(1) of the Corporation's subsidiaries will become direct
subsidiaries of the Holding Company.   (See "THE SHARE
EXCHANGE".)

WILL THE VALUE OF MY SHARES BE AFFECTED BY THE SHARE EXCHANGE?

  The value of a company's stock is affected by a number of factors including market and economic conditions. Consequently, no prediction can be made as to what the value of the Holding Company Common Stock will be after consummation of the Share Exchange.

  The future performance of the Holding Company Common Stock will depend, in part, on the results of operations of the Corporation and the Holding Company's other subsidiaries. The Corporation is expected to be the largest subsidiary of the Holding Company for the next several years. The Corporation believes that the Holding Company Common Stock should initially perform as if it were Central Hudson Common Stock. Over time, to the extent the Holding Company's investments increase (by expanding existing subsidiaries and adding new subsidiaries), the investment performance of the Holding Company Common Stock will be affected increasingly by the results of operations of subsidiaries other than the Corporation.

HOW WILL DIVIDENDS BE AFFECTED?

  Following consummation of the Holding Company Proposal, former Central Hudson Common shareholders, who will then be Holding Company Common shareholders, will receive the dividends on Holding Company Common Stock declared by the Board of Directors of the Holding Company. Dividends declared by Central Hudson will be paid to the Holding Company. Dividends on Central Hudson preferred stock, which will remain outstanding, will continue to be declared by the Corporation's Board of Directors and will be paid by the Corporation to its preferred shareholders.

  Dividends on Holding Company Common Stock are expected to be paid initially at least at the same rate and on the same schedule as is now paid on Central Hudson Common Stock. The most recent dividend declared on Central Hudson Common Stock was $.54 per share, to be paid on August 1, 1998.
                   6
  While dividends on Holding Company Common Stock will depend primarily on the dividends and other distributions that the Corporation and the other subsidiaries of the Holding Company pay to the Holding Company and the capital requirements of the Holding Company and its subsidiaries, the Holding Company initially expects to maintain a policy, like that of the Corporation, of paying an appropriate percentage of earnings to its shareholders. There can be no assurance that the subsidiaries of the Holding Company other than the Corporation will have earnings or pay any dividends to the Holding Company in the foreseeable future. Under the PSC Settlement Agreement, the Corporation's ability to pay dividends to the Holding Company is subject to certain restrictions. (See "THE SHARE EXCHANGE Dividend Policy".)

WILL I HAVE TO EXCHANGE MY CENTRAL HUDSON STOCK CERTIFICATES FOR
NEW HOLDING COMPANY CERTIFICATES?

  No.  Your present certificates for Central Hudson Common
Stock will automatically represent an equal number of shares of Holding Company Common Stock when the Share Exchange occurs and will no longer represent Central Hudson Common Stock.

WHERE WILL MY HOLDING COMPANY COMMON STOCK BE TRADED?  WHAT WILL
BE THE TICKER SYMBOL?

  Upon consummation of the Share Exchange, the Holding Company
Common Stock will be listed on the New York Stock Exchange
("NYSE"), and will trade under the ticker symbol "CNH".

  Central Hudson Common Stock is presently listed and traded on the NYSE. The reported closing price of the Central Hudson Common Stock on July 15, 1998 was $45 9/16. After the Share Exchange, Central Hudson Common Stock will no longer trade and will be delisted.

WHAT WILL BE THE BUSINESS OF THE HOLDING COMPANY?

  Upon consummation of the Holding Company Proposal, the Corporation will become a subsidiary of the Holding Company and Holding Company Common Stock will be held by the former holders of Central Hudson Common Stock. Three (3) current Corporation subsidiaries, Central Hudson Enterprises Corporation, CH Resources, Inc. and Greene Point Development Corporation, and any new subsidiaries, established before the Holding Company Proposal is consummated, will also become direct subsidiaries of the Holding Company. One (1) current Corporation subsidiary, Phoenix Development Company, Inc., will continue to be a direct subsidiary of the Corporation after the Holding Company proposal is consummated. The Holding Company may establish other subsidiaries from time to time, including one or more

                   7

intermediate subsidiary holding companies, to hold its Central
Hudson Common Stock and the stock of its other subsidiaries.
(See "THE HOLDING COMPANY'S BUSINESS   Other Holding Company
Subsidiaries".)

  The Corporation will continue to operate its utility business subject to regulation by the PSC, the Federal Energy Regulatory Commission ("FERC"), the Nuclear Regulatory Commission ("NRC") and other governmental agencies. The PSC regulates, among other things, the Corporation's electric and gas rates and the issuance of its securities. The FERC regulates, among other things, the Corporation's rates for sales at wholesale, rates for electric transmission and interconnections with other utilities. The NRC regulates Unit No. 2 of the Nine Mile Point Nuclear Station ("Nine Mile 2 Plant"), located in Scriba, New York, in which the Corporation has a 9% co-tenancy interest with certain other New York utilities.

  The Holding Company will not be subject to regulation by the PSC, FERC, or the NRC, except to the extent that the rules or orders of these agencies impose restrictions on the Holding Company's relationships with the Corporation or the Corporation's relationships with the Holding Company's other subsidiaries. The Holding Company expects to be an exempt public utility holding company under the Public Utility Holding Company Act of 1935
("1935 Act").  (See "THE HOLDING COMPANY'S BUSINESS   The Holding
Company".)

WHAT WILL THE HOLDING COMPANY STRUCTURE LOOK LIKE?

                        PRESENT STRUCTURE

                       CENTRAL HUDSON GAS &
                       ELECTRIC CORPORATION
                       --------------------

CH Energy  Greene Point  Phoenix      Central Hudson  CH
Group,    Development   Development  Enterprises     Resources,
Inc.*      Corporation   Company,     Corporation     Inc.
                         Inc.

                      PROPOSED STRUCTURE*

                      CH ENERGY GROUP, INC.
                      ---------------------

Central Hudson   Green Point   Central Hudson  CH Resources, Inc.
Gas & Electric   Development   Enterprises
Corporation      Corporation   Corp.

Phoenix
Development
Company, Inc.
                   8

_____________________
* Presently, the Corporation has a subsidiary which, on consummation of the Share Exchange, will become the Holding Company owner of the Corporation as shown in the "Proposed Structure". The Holding Company may establish other subsidiaries from time to time, including one or more intermediate subsidiary holding companies, to hold its Central Hudson Common Stock and the stock of its other subsidiaries. Any new subsidiaries of the Corporation established before the Holding Company Proposal is implemented will also become subsidiaries of the Holding Company.


WHO WILL MANAGE THE HOLDING COMPANY?

  The Board of Directors of the Corporation will become the directors of the Holding Company if the Holding Company Proposal is consummated. In the future, the directors of the Holding Company and the Corporation may or may not be the same persons. Certain officers of the Corporation will also serve as officers of the Holding Company. (See "DIRECTORS AND OFFICERS OF THE HOLDING COMPANY".) The PSC Settlement Agreement approving the Holding Company Proposal contains certain restrictions on managerial interlocks between the Corporation and the Holding Company and other subsidiaries of the Holding Company and the Corporation.

WHEN WILL THE HOLDING COMPANY PROPOSAL BE CONSUMMATED?

  The Corporation expects that the Holding Company Proposal
will be consummated as soon as practicable following approval of such Proposal by the holders of Central Hudson's Common Stock, which consummation is expected to occur by November 1, 1998. However, consummation is subject to certain conditions, including the receipt of certain regulatory approvals, the listing of Holding Company Common Stock on the NYSE and the filing of the Holding Company's Restated Certificate of Incorporation and a Certificate of Exchange with the New York State Department of
State ("Department").  (See "THE SHARE EXCHANGE   Conditions to
Effectiveness of the Share Exchange".)

  The Corporation's Board of Directors may amend or terminate the Exchange Agreement, abandon the Share Exchange or amend the Holding Company's Restated Certificate of Incorporation, at any time before or after approval of the Holding Company Proposal by holders of Central Hudson Common Stock. No amendment, however, may materially and adversely affect the rights of the holders of Central Hudson's Common Stock, as determined in the sole judgment of the Corporation's Board of Directors. (See "THE SHARE
EXCHANGE   Amendment or Termination of the Exchange Agreement".)

WHAT REGULATORY APPROVALS ARE REQUIRED?

  PSC, FERC and NRC approvals are required. In February 1998, the PSC approved the PSC Settlement Agreement which provides for a transition to a competitive electric market and authorizes a corporate reorganization of the Corporation into a holding company structure. In July 1998, the FERC and the NRC issued their respective consents authorizing the Corporation to adopt the holding company structure. The Holding Company proposal is subject to the continued effectiveness of all necessary regulatory approvals. The Holding Company will file with the Securities and Exchange Commission ("SEC") for an exemption from
the 1935 Act.  (See "THE SHARE EXCHANGE   Regulatory Approvals".)


HOW WILL MY RIGHTS AS A SHAREHOLDER BE AFFECTED?

  Following consummation of the Holding Company Proposal, the former holders of Central Hudson Common Stock will automatically become holders of Holding Company Common Stock, and their rights will be governed by the Holding Company's Restated Certificate of Incorporation and By-laws (the forms of which are included as Exhibits B and C, respectively, to this Proxy Statement and Prospectus) rather than those of the Corporation. Since the Corporation's preferred stock is not being exchanged, the Share Exchange will not change the rights of holders of preferred stock as set forth in the Corporation's Certificate of Incorporation.

  The Holding Company's Restated Certificate of Incorporation provides the Holding Company with broad corporate powers to engage in any lawful act or activity for which a corporation may be formed under New York law. In contrast, the Corporation is organized as an electric and gas corporation. The Holding Company's Restated Certificate of Incorporation and By-laws will be different from the Corporation's Certificate of Incorporation and By-laws with respect to the classification of the board of directors, removal of directors, authorized shares, advance notice of shareholder proposals and director nominations and certain other matters. (See "THE SHARE AGREEMENT -- Comparative Shareholders' Rights".)

ARE THERE FEDERAL INCOME TAX CONSEQUENCES TO COMMON SHAREHOLDERS?

  The Corporation has received an opinion from its general counsel, Gould & Wilkie, that no income gain or loss will be recognized under federal income tax laws as a result of the consummation of the Holding Company Proposal. Immediately following the consummation, the aggregate tax basis for any future gain or loss on any sale of Holding Company Common Stock will be the same as the aggregate tax basis in Central Hudson

Common Stock immediately before the consummation.  (See "THE
SHARE EXCHANGE   Certain Federal Income Tax Consequences".)

WILL THE CORPORATION'S PREFERRED STOCK OR BONDS BE EXCHANGED?

  No. The Corporation's preferred stock will not be exchanged and will continue as outstanding shares of the Corporation's preferred stock. The rights of holders of the preferred shares as provided for in the Corporation's Certificate of Incorporation will not change. The Corporation's bonds will not change and will continue to be obligations of the Corporation. (See "THE
SHARE EXCHANGE   Exchange Agreement" and "Treatment of the
Corporation's Preferred Stock".)

HOW WILL MY PARTICIPATION IN THE STOCK PURCHASE PLAN BE AFFECTED?

  All shares of Central Hudson Common Stock held under the
Corporation's Stock Purchase Plan will be automatically exchanged for shares of the Holding Company Common Stock.  The Stock
Purchase Plan will be continued with Holding Company Common Stock
after the Share Exchange.   (See "THE SHARE EXCHANGE   Stock
Purchase Plan".)

WILL THE HOLDING COMPANY HAVE A COMMON STOCK REPURCHASE PLAN LIKE
THE CORPORATION?

  The Holding Company has not yet determined whether it will have a Holding Company Common Stock repurchase plan like that of
the Corporation.  (See "THE SHARE EXCHANGE   Holding Company
Capital Stock - Common Stock Repurchase Plan".)

WHAT DO I NEED TO DO NOW?

Just mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the Special Meeting. The meeting will take place on Friday, September 25, 1998 at Central Hudson's headquarters, 284 South Avenue, Poughkeepsie, New York.

WHAT SHAREHOLDER VOTE IS REQUIRED FOR APPROVAL OF THE HOLDING
COMPANY PROPOSAL?

  Holders of record of Central Hudson Common Stock on July 28, 1998 are entitled to vote at the Special Meeting. Two-thirds of the outstanding shares of Central Hudson Common Stock must be voted "FOR" the Holding Company Proposal at the Special Meeting in order to approve the Holding Company Proposal.

  You should rely only on the information contained or incorporated by reference in this Proxy Statement and Prospectus. Neither the Corporation nor the Holding Company has authorized anyone to provide you with different information. This document is dated July 31, 1998. Do not assume that the information contained or incorporated by reference in this document is accurate as of any date other than that date, and neither the mailing of this document nor the issuance of Holding Company Common Stock shall create any implication to the contrary.

                      LIST OF DEFINED TERMS

DEFINED TERM                                               PAGE

Auction Incentive........................................    23
Central Hudson By-Laws...................................    36
Central Hudson Charter...................................    36
Central Hudson Common Stock..............................     1
CHEC.....................................................    15
Corporation..............................................     1
Corporation's Form 10-K..................................    25
Danskammer Plant.........................................    23
Department...............................................     9
Effective Time...........................................    30
Energy Act...............................................    18
Exchange Agreement.......................................     1
FERC.....................................................     8
Fossil-Fueled Units......................................    23
Holding Company..........................................     1
Holding Company By-Laws..................................    15
Holding Company Charter..................................    15
Holding Company Common Stock.............................     1
Holding Company Proposal.................................     1
Interested Shareholder...................................    39
Nine Mile 2 Plant........................................     8
NRC......................................................     8
NYBCL....................................................    36
NYPSL....................................................    19
NYSE.....................................................     7
PSC......................................................     5
PSC Order................................................    22
PSC Settlement Agreement.................................     5
Record Date..............................................    16
Roseton Plant............................................    23
SEC......................................................    10
SFAS.....................................................    25
Share Exchange...........................................     1
Special Meeting..........................................     1
1935 Act.................................................     8
1998 Proxy Statement.....................................    27

                           RISK FACTORS

Future Performance of the Holding Company Common Stock Cannot Be
Assured

  The purpose of the Share Exchange is to establish a holding company structure that will enhance the ability of the Corporation to take advantage of competitive business opportunities beyond the Corporation's present regulated utility business. The Corporation's Board of Directors believes the Share Exchange and holding company structure to be in the best interests of the Corporation and its shareholders. Nevertheless, the success of the Holding Company in realizing its goals and the future performance of Holding Company Common Stock cannot be assured.

Dividends on the Holding Company Common Stock Will Initially
Depend on Common Stock Dividends Paid by the Corporation

  For a period of time following consummation of the Share Exchange, the funds required by the Holding Company to enable it to pay dividends on Holding Company Common Stock are expected to be derived predominantly from the dividends paid by the Corporation. Accordingly, the ability of the Holding Company to pay such dividends, as a practical matter, will be governed by the ability of the Corporation to pay common stock dividends. It is anticipated that such cash dividends paid by the Corporation to the Holding Company will be sufficient to enable the Holding Company to pay cash dividends on Holding Company Common Stock and to meet operating and other expenses. The ability of the Corporation to pay dividends on its common stock will continue to be subject to the preferential dividend rights of the holders of the Corporation's preferred stock. In addition, although it has no present intention to do so, it is possible that the Corporation may need to issue additional preferred stock in the future to meet its capital requirements. Such additional preferred stock will also have preferential dividend rights. Because the Corporation will remain subject to regulation by the PSC, the amount of its earnings and dividends will be affected by the manner in which the PSC regulates the Corporation. In addition, pursuant to the terms of the Settlement Agreement, common stock dividends paid by the Corporation to the Holding Company will generally be limited in any calendar year to 100% of net income available for common stock. There can be no guarantee, however, of the amount of the initial quarterly dividend on the Holding Company Common Stock or of the payment of future dividends, as the declaration of such dividends will primarily be dependent upon the receipt of dividends from subsidiaries of the Holding Company which, in turn, will be dependent upon the future earnings and financial condition of
these subsidiaries.  See "THE SHARE EXCHANGE   Dividend Policy".

Non-Utility Businesses May Involve More Risk

  The Corporation's principal subsidiary, Central Hudson
Enterprises Corporation ("CHEC"), participates and owns investments in cogeneration, marketing and other energy related services. The Corporation will transfer CHEC to the Holding
Company at the time of, or shortly following, the Share Exchange.

  It is the current intention to have the Holding Company's non-utility subsidiaries engage primarily in energy-related businesses which will not be regulated by state or federal agencies which regulate public utilities. Such unregulated businesses may encounter competitive and other factors not previously experienced by the Corporation, and may have different, and perhaps greater, investment risks than those involved in the regulated electric and gas utility business of the Corporation. There can be no assurance that such businesses will be successful or, if unsuccessful, that they will not have a direct or indirect adverse effect on the Holding Company.

  The Holding Company will obtain funds to invest in non-utility subsidiaries and other businesses from dividends it receives from the Corporation, borrowings and other financings, and dividends the Holding Company may in the future receive from any non-utility subsidiaries. There can be no assurance that non-utility subsidiaries will have earnings or pay any dividends to the Holding Company in the foreseeable future.

Restructuring May Have Certain Anti-Takeover Effects

  Certain provisions of the Holding Company's Restated Certificate of Incorporation ("Holding Company Charter") and the By-Laws of the Holding Company ("Holding Company By-Laws") to be in effect at the Effective Time could discourage certain types of transactions that may involve an actual or threatened change of control of the Holding Company. While these provisions are designed to improve the ability of the Holding Company Board of Directors to prevent transactions that, in the Holding Company Board's opinion, do not have the effect of maximizing long-term shareholder value or are otherwise not in the best interests of the shareholders of the Holding Company, they may, individually or in the aggregate, delay, discourage or prevent an unsolicited takeover attempt that a shareholder might believe to be in the shareholders' interest, including those attempts that might result in a premium over the market price for Holding Company Common Stock. Such provisions may also adversely affect the market price for Holding Company Common Stock. The form of the Holding Company Charter is attached hereto as Exhibit B and the form of the Holding Company By-Laws are attached hereto as Exhibit C. See "THE SHARE EXCHANGE - Possible Effect of Certain Holding Company Provisions and the New York Law".

                           INTRODUCTION

  This Proxy Statement and Prospectus and the accompanying Proxy are furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies for use at the Corporation's Special Meeting of Shareholders to be held on Friday, September 25, 1998, and are first being sent to shareholders on or about July 31, 1998. The mailing address of the Corporation's principal executive offices is 284 South Avenue, Poughkeepsie, New York 12601-4879.

Shareholders Entitled to Vote

  Only holders of record of Central Hudson Common Stock on July 28, 1998 ("Record Date") are entitled to receive notice of the Special Meeting. As of the close of business on the Record Date, there were 16,975,387 shares of Central Hudson Common Stock outstanding. Only holders of record of Central Hudson Common Stock on the Record Date are entitled to vote at the Special Meeting or any adjournments thereof. Such holders are entitled to one (1) vote per share at the Special Meeting. No other class of securities is entitled to vote at the Special Meeting.

Adjournment of Meeting

  The Corporation reserves the right to adjourn the Special
Meeting one or more times, and to continue to solicit proxies, if insufficient affirmative votes are present in person or by proxy to adopt the Holding Company Proposal.

Proxies

  Any shareholder giving the enclosed Proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the shareholder must file with the Secretary of the Corporation either a written revocation or a duly executed proxy bearing a later date. Also, a shareholder who attends the Special Meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given.

  The accompanying Proxy provides shareholders with the opportunity to specify their approval or disapproval of, or abstention with respect to, the Holding Company Proposal. The Holding Company Proposal requires the approval of the holders of two-thirds of the outstanding shares of Central Hudson Common Stock (not just two-thirds of the votes cast). An abstention or broker non-vote WILL NOT be counted as a vote in favor of adoption of such Proposal, and as a result will have the effect of a vote AGAINST such Proposal. The Holding Company Proposal is considered "non-discretionary," and brokers who have received no instructions from their clients do not have the authority to vote on such Proposal.
                                16
  With respect to all matters, other than the Holding Company Proposal, that may properly come before the Special Meeting, the affirmative vote of the majority of shares of Central Hudson Common Stock present in person or represented by proxy at the Special Meeting, voting on the subject matter, in person or by proxy, will be the act of the shareholders. Abstentions and broker non-votes are voted neither "for" nor "against", and have no effect on the vote on these matters, but are counted in the determination of a quorum. Holders of a majority of the shares of Central Hudson Common Stock entitled to vote at the Special Meeting constitute a quorum.

Cost of Proxy Solicitation

  The cost of preparing, printing and mailing the notice of meeting, proxy and combined Proxy Statement and Prospectus will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D.F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection therewith is estimated to be $25,000, plus reasonable out-of-pocket expenses.

Proposal: Holding Company and Adoption of the Exchange Agreement

  To carry out the holding company restructuring, the Corporation has caused to be incorporated a New York corporation, CH Energy Group, Inc. (referred to in this Proxy Statement and Prospectus as the "Holding Company"), which now has a nominal amount of stock outstanding and no present business or properties of its own. All of the currently outstanding shares of the Holding Company Common Stock are owned by the Corporation.

  The Boards of Directors of each of Central Hudson and the Holding Company have adopted the Agreement and Plan of Exchange (attached as Exhibit A to this Proxy Statement and Prospectus and herein called the "Exchange Agreement") under which, subject to approval of the Holding Company Proposal by the holders of Central Hudson Common Stock and the satisfaction of other conditions, the Corporation will become a subsidiary of the Holding Company through the exchange of the outstanding shares of Central Hudson Common Stock on a share-for-share basis for shares of Holding Company Common Stock (referred to in this Proxy Statement and Prospectus as the "Share Exchange"). In connection with the Share Exchange, all but one (1) of the Corporation's existing subsidiaries will be transferred to the Holding Company
                                17


and become subsidiaries of the Holding Company.  See "THE HOLDING
COMPANY'S BUSINESS -- Other Holding Company Subsidiaries".

  THE CORPORATION'S BOARD OF DIRECTORS HAS UNANIMOUSLY
APPROVED THE HOLDING COMPANY PROPOSAL AND RECOMMENDS THAT THE
HOLDERS OF CENTRAL HUDSON COMMON STOCK VOTE IN FAVOR OF ADOPTION
OF THE HOLDING COMPANY PROPOSAL.


             REASONS FOR THE HOLDING COMPANY PROPOSAL

General

  In making its decision to recommend the Holding Company
Proposal to shareholders, the Board of Directors of the Corporation considered many factors. All material factors considered by the Board of Directors of the Corporation in recommending approval of the proposed Plan of Exchange are discussed below.

Competing in the New Regulatory Environment

  The Board of Directors of the Corporation believes that a holding company structure will provide the financial and regulatory flexibility needed to engage effectively in competitive businesses while permitting the Corporation to continue to operate its regulated electric and gas utility business. This structure is a well-established form of organization for companies engaging in multiple lines of business, and is increasingly prevalent in the utility industry.

  In recent years, federal and state initiatives have promoted the development of competition in the sale of electricity and gas. In general, these initiatives have sought to unbundle the integrated services that electric and gas utilities have traditionally provided and to enable customers to purchase electricity and gas directly from suppliers other than their local utilities.

  With the passage of the Energy Policy Act of 1992 ("Energy
Act"), there has been a significant increase in the level of competition in the market for the generation and sale of electricity. The Energy Act reduces barriers to market entry for companies that wish to build, own and operate electric generating facilities, and it also promotes competition by authorizing the FERC to require transmission service for wholesale power transactions. In 1996, the FERC issued Order 888 requiring electric utilities to file open access transmission tariffs that would make the utility transmission systems available to wholesale sellers and buyers of electric energy on a non-discriminatory basis. The Corporation filed an open access

                                18

tariff with the FERC which was approved in May 1997.  In January
1997, the Corporation, along with the other New York State electric utilities, submitted a filing to FERC for approval of a restructuring of the wholesale electric market in New York State, including the establishment of an "independent system operator" that would control and operate most electric transmission facilities in New York as an integrated system on a non-discriminatory basis. In June 1998, the FERC conditionally approved such filing.

  At the retail level many states are implementing "retail access" programs giving electric and gas retail customers the option to choose among energy suppliers. The PSC, in its "Competitive Opportunities" proceeding, endorsed a fundamental restructuring of the electric utility industry in New York State based on competition in the generation and energy services sectors of the industry. In February 1998, the PSC approved the PSC Settlement Agreement which provides for a transition to a competitive electric market and authorizes a corporate reorganization of the Corporation into a holding company structure. See - "THE HOLDING COMPANY'S BUSINESS - The PSC".

  A decade ago, the price of gas was controlled by regulation and statutes from the original producer and supplier through the ultimate end-user. Currently, there is no longer regulation over the sale price of natural gas as a commodity, and the regulation of interstate transmission at the federal level has been reduced. Similar regulatory initiatives are taking place at the state level, including in New York, to extend competition into the retail sector. All of the Corporation's gas customers, either individually or by aggregating their demand with other customers, have had the option to purchase gas from other suppliers since 1997.

Flexibility of Utility and Non-Utility Businesses

    The Corporation operates under the regulatory
requirements of the New York Public Service Law ("NYPSL") and the PSC. Under Section 107 of the NYPSL, the Corporation must obtain the PSC's approval before it may invest in any business other than its own utility business. Prior to the PSC Settlement Agreement, the Corporation received limited authority from the PSC under Section 107 of the NYPSL to invest up to an aggregate of approximately $10 million in CHEC, its energy services subsidiary. The limited nature of these approvals, the delay brought about by the approval process for these investments in competitive businesses and the ability to invest only retained earnings represented a significant constraint on the Corporation's ability to move rapidly in an increasingly competitive and fast-evolving environment. Pursuant to the PSC Settlement Agreement, the Corporation is authorized to transfer up to $100 million from the retained earnings of the Corporation
                                19

prior to the effectiveness of the Share Exchange to invest in unregulated businesses. The Holding Company will not be subject to Section 107 of the NYPSL.

  Under Section 69 of the NYPSL, the Corporation cannot issue debt or equity securities for other than certain specified utility purposes. This restriction has not posed a practical problem in the past because the Corporation's competitive businesses (principally CHEC) have been limited in both scope and magnitude. However, such a restriction is no longer appropriate given the prospective regulatory and competitive environment, particularly because many of the Corporation's present and potential competitors are not subject to similar constraints.
The Holding Company and its subsidiaries other than the Corporation will be able, without PSC approval under Section 69 of the NYPSL, to issue securities for general corporate purposes and will be able to finance various transactions that may be undertaken, including possible acquisitions of other companies and repurchases of Holding Company Common Stock.

                  THE HOLDING COMPANY'S BUSINESS

The Holding Company

  The Holding Company is a New York corporation incorporated by the Corporation for purposes of implementing the Holding Company Proposal. The principal executive offices of the Holding Company are located at 284 South Avenue, Poughkeepsie, New York 12601-4879, and its telephone number is 914-452-2000. The Holding Company has not had any business operations. The currently outstanding shares of Holding Company Common Stock are owned by the Corporation and will be canceled when the Holding Company Proposal is implemented.

  Following consummation of the Holding Company Proposal, the Holding Company will own all the outstanding Central Hudson Common Stock and the stock of other subsidiaries that will engage in competitive businesses. The investment performance of Holding Company Common Stock will depend on the results of operations of the Corporation and the Holding Company's other subsidiaries.
The Holding Company may establish one or more intermediate, subsidiary holding companies to hold its Central Hudson Common Stock and the stock of its other subsidiaries.

  The Holding Company will finance its operations, investments in its subsidiaries and various transactions that may be undertaken, including possible acquisitions of other companies and repurchases of Holding Company Common Stock, from dividends and other distributions it receives from the Corporation and its other subsidiaries, borrowings and the sale of equity or debt securities. The PSC Settlement Agreement, with certain
                                20

exceptions, limits the dividends that the Corporation can pay to the Holding Company to not more than 100 percent of the Corporation's income available for common stock, calculated on a two-year rolling average basis. See "THE SHARE EXCHANGE - Dividend Policy". There can be no assurance that the subsidiaries of the Holding Company other than the Corporation will have earnings or pay any dividends to the Holding Company.

  The Holding Company will not be subject to regulation by the PSC, FERC or the NRC, except to the extent that the rules and orders of these agencies impose restrictions on the Holding Company's relationships with the Corporation or the Corporation's relationships with the Holding Company's other subsidiaries.

  The Holding Company will be a "public utility holding
company" under the 1935 Act.   The staff of the SEC, which
administers the 1935 Act, has recommended, and several bills have been introduced in Congress that would repeal the 1935 Act. Unless or until the 1935 Act is repealed, the Holding Company expects to seek an exemption under Section 3(a)(1) of the 1935 Act on the basis that the Holding Company and the Corporation are each organized and carry on their businesses substantially in the State of New York and that neither will derive any material part of its income from a public utility company organized outside of the State of New York. This exemption is available even though Holding Company subsidiaries that are neither an "electric utility company" nor a "gas utility company" under the 1935 Act will engage in interstate activities. The exemption would exempt the Holding Company from all provisions of the 1935 Act except
Section 9(a)(2), which requires SEC approval for a direct or indirect acquisition by a utility holding company of five percent (5%) or more of the voting securities of any other electric or gas utility company. To maintain this exemption, the Holding Company must file an exemption statement each year prior to March 1 with the SEC. The exemption may be revoked by the SEC if a substantial question of law or fact exists as to whether the Holding Company is within the parameters of the exemption, or if it appears that the exemption may be detrimental to the public interest or the interest of investors or consumers.

The Corporation

  The Corporation is a combination gas and electric utility engaged principally in the generation, transmission, distribution and sale of electric energy and the sale, transportation and distribution of natural gas in the Hudson Valley area of New York. The Corporation provides electricity to more than 262,000 customers and natural gas to more than 61,000 customers. Following consummation of the Holding Company Proposal, the Corporation will continue to operate its regulated electric and gas utility business.

  The Corporation's utility business is subject to regulation by the PSC, FERC, the NRC and other governmental agencies. The PSC regulates, among other things, the Corporation's electric and gas retail rates and the issuance of its securities. The FERC regulates, among other things, the Corporation's rates for sales at wholesale, rates for electric transmission and interconnections with other utilities. The NRC regulates the Nine Mile 2 Plant in which the Corporation has a nine percent (9%) co-tenancy interest.

The PSC

  The PSC, in its "Competitive Opportunities" proceeding, endorsed a fundamental restructuring of the electric utility industry in New York State based on competition in the generation and energy services sectors of the industry. As part of that proceeding, the Corporation, the PSC Staff and certain other parties entered into an Amended and Restated Settlement Agreement, dated January 2, 1998. The PSC, by Orders, issued and effective February 19, 1998 and June 30, 1998 (collectively, the "PSC Order"), modified the Settlement Agreement and, as modified, adopted same so that it became effective on February 19, 1998. Said Settlement Agreement was modified to reflect the PSC Order (as modified, herein called the "PSC Settlement Agreement"). The PSC Settlement Agreement provides for a transition to a competitive electricity market in the Corporation's franchise territory by June 30, 2001. The PSC Settlement Agreement will remain effective whether or not the Holding Company Proposal is implemented. In the event that the Holding Company Proposal is not consummated, the Corporation will not be able to realize the benefits it expects from the holding company structure. The term of the PSC Settlement Agreement expires June 30, 2001, except for certain provisions thereof which do not expire. The material provisions of the PSC Settlement Agreement are:

  Retail Access. The Corporation will implement a retail access program, beginning in the Fall of 1998, which will permit other sellers of electricity to use the Corporation's transmission and distribution facilities to make sales to the Corporation's customers. The program will be phased in and is targeted to be available to all of the Corporation's customers not later than June 30, 2001.

  Electric Rate Freeze. The Corporation's base electric rates are frozen at current levels until June 30, 2001 except for certain adjustments permitted by the PSC Settlement
  Agreement.

  Divestiture of Fossil-Fueled Assets. The Corporation will auction (in one or more auctions) its fossil-fueled electric generating units (i.e., the Corporation's interest in the Roseton Electric Generating Station ("Roseton Plant") and the Corporation's Danskammer Point Steam Electric Generating
  Station ("Danskammer Plant"), (collectively, the "Fossil-Fueled Units")), with the final sale and transfer to be completed by June 30, 2001, subject to the right of the PSC to require an earlier auction and sale if the PSC finds it is in the public interest. At December 31, 1997, the book value of the Fossil-Fueled Units represented approximately
  20% of the Corporation's net utility plant. The Corporation has the right to bid in the auction through an affiliate.
  The Corporation must submit an auction plan for approval by the PSC at least six (6) months prior to any scheduled auction date. The PSC approved an auction incentive in which the Corporation would receive ten percent (10%) of the gross sales proceeds above net book value not to exceed
  $17.5 million after taxes, provided no affiliate of the Corporation bids in the auction ("Auction Incentive"). Any net proceeds of an auction above net book value not retained by the Corporation will be used in the following order:
  first, to offset regulatory assets related to the auctioned
  Fossil-Fueled Units; second, to reduce the unrecovered book cost of the Nine Mile 2 Plant; and third, to provide other customer benefits. If the sale price of the Fossil-Fueled
  Units is below their then current net book value, the difference will be preserved for recovery as "strandable costs".

  Recovery of Prior Investments. The Corporation will be given a reasonable opportunity to recover all prudently incurred, verifiable and appropriately mitigated production-related electric strandable costs (i.e., those prior production utility investments and commitments that might otherwise not be recoverable in a competitive electric market) through a non-bypassable charge to customers. That charge will begin July 1, 2001 unless the Fossil-Fueled
  Units are transferred from the Corporation to another entity
  (which could be an affiliate of the Corporation) prior to that date, in which case the non-bypassable charge to customers could commence on the date of the transfer subject to PSC approval. The amount of strandable costs for the Fossil-Fueled Units cannot be estimated at this time due, among other things, to the uncertainties surrounding the amount of proceeds that might be realized from their auction(s).

  Corporate Structure and Other Provisions. The PSC Settlement Agreement authorizes a holding company structure for the Corporation. With certain exceptions, it limits the dividends that the Corporation can pay to not more than 100 percent of the Corporation's income available for common stock, calculated on a two-year rolling average basis. See "THE SHARE EXCHANGE - Dividend Policy". The Corporation is prohibited from making loans to, or guaranteeing the obligations of, the Holding Company or any other affiliate, or pledging its assets as security for the indebtedness of the Holding Company or any other affiliate. The Corporation, the Holding Company and the Holding Company's other subsidiaries must operate as separate entities, and transfers of assets, services and information between the Corporation and its affiliates are subject to certain restrictions. Non-administrative operating officers of the Corporation may not be operating officers of any unregulated affiliate. No more than five (5) officers of the Corporation may also serve as officers of the Holding Company except that the Secretary and Treasurer of the Corporation may serve in the equivalent position of the Holding Company and other affiliates. The line officers of the Corporation with direct responsibility for engineering, generation resources acquisition or customer services may not serve as officers of any affiliate of the Corporation. The Corporation and the Holding Company's other subsidiaries must have separate operating employees and any transfers of employees from the Corporation to the Holding Company and the Holding Company's affiliates are also restricted, generally, for a period ending February 4, 2000. To fund competitive businesses prior to effecting the Holding Company restructuring, the Corporation is authorized to transfer up to $100 million from the retained earnings of the Corporation to invest in unregulated businesses. There are no limitations on the businesses in which the Holding Company or any of its subsidiaries may invest. The Corporation, however, may not own a major electric generation facility within its existing electric franchise territory in addition to that already owned. And, for a period of five (5) years from the transfer of the last of the Fossil-Fueled Units, the Corporation and all of its affiliates may not own more than 1700 Mw of electric generating capability from any source located or to be located at the Danskammer Plant/Roseton Plant site. Neither the Corporation, the Holding Company nor any of their affiliates are restricted in their right to own or operate any form of electric generation outside of the Corporation's existing electric franchise territory.

  Accounting Effect. As a result of the PSC Settlement Agreement, there have been changes to certain of the Corporation's accounting policies. The Corporation's accounting policies conform to generally accepted accounting principles which, for regulated public utilities, include Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation". In February 1998, the Corporation applied the standards in SFAS No. 101, "Regulated Enterprises - Accounting for the Discontinuation of Application of FASB Statement No. 71" to the Fossil-Fueled Units portion of its business that is being deregulated as a result of the PSC Settlement Agreement. This application of SFAS No. 101 had no material adverse effect on the Corporation's financial position or results of operations.

  For additional information about the PSC Settlement
Agreement, including information about effects of the PSC Settlement Agreement on the Corporation's accounting policies, see (i) "Competition/Deregulation" in the Management's Discussion and Analysis sections of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 ("Corporation's Form 10-K") and the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, (ii) the Corporation's Current Reports on Form 8-K, dated February 10, 1998 and July 24, 1998, and (iii) "WHERE YOU CAN GET MORE INFORMATION".

Other Holding Company Subsidiaries

  It is currently anticipated that the Holding Company initially will have three (3) subsidiaries in addition to the
Corporation: CHEC, Greene Point Development Corporation, and CH
Resources, Inc. These corporations are wholly-owned subsidiaries of the Corporation that will be transferred to the Holding
Company. Phoenix Development Corporation will remain a wholly-owned subsidiary of the Corporation.

  CHEC is a domestic corporation organized under the laws of
New York. CHEC was incorporated in 1960 as an unregulated wholly-owned subsidiary of Central Hudson and has been active in its present business since 1982. For more than the past five years, CHEC has been engaged in the business of conducting energy audits, providing services related to design, financing, installation, and maintenance of energy conservation measures and cogeneration systems for private businesses, institutional organizations and governmental entities. CHEC also participates in cogeneration, small hydro and alternate energy production projects, directly through limited partnership investments and its wholly-owned subsidiary, Cencogen - West Delaware Corp., and CHEC is licensed by FERC as a power marketer. At December 31, 1997, the Corporation's investment in CHEC was approximately $11.6 million (about 1% of the Corporation's total consolidated assets).
                                25

  CH Resources, Inc., Phoenix Development Company, Inc. (which will remain as a subsidiary of the Corporation), and Greene Point Development Corporation were established to either hold real property for the future use of the Corporation or to participate in energy-related ventures. Currently, the assets held by these corporations are not material.

  Under Section 107 of the NYPSL, the Corporation must obtain the PSC's approval before it may invest in any business other than its own utility business. Prior to the PSC Settlement Agreement, the Corporation received limited authority from the PSC to invest up to an aggregate of approximately $10 million in CHEC. Pursuant to the PSC Settlement Agreement, the Corporation is authorized to invest up to $100 million in unregulated subsidiaries prior to consummation of the Holding Company Proposal. The Corporation expects that any new subsidiaries established and funded pursuant to this authorization would also be transferred to the Holding Company upon consummation of the Holding Company Proposal. The Holding Company will not be subject to Section 107 of the NYPSL.

  The Holding Company (or the Corporation prior to the consummation of the Holding Company Proposal) may establish one or more energy supply subsidiaries. An energy supply subsidiary could become an unregulated owner and operator of electric generating plants (including any that may be purchased at auction from the Corporation) and marketer of electricity. Energy supply subsidiaries might also market electricity directly to energy service companies and through exchanges where buyers and sellers trade electricity, contract for operations and maintenance work and participate in building new generating facilities.

  The Holding Company may also establish other subsidiaries to engage in competitive businesses and one or more intermediate, subsidiary holding companies to hold its Central Hudson Common
Stock and the stock of its other subsidiaries.

          DIRECTORS AND OFFICERS OF THE HOLDING COMPANY

  Pursuant to the Holding Company's Charter and By-laws, the Holding Company's Board of Directors will, as of the first Annual Meeting of Shareholders after the Effective Time, be divided into three (3) classes of directors, with the directors in each class generally being elected for a three-year term. The Holding Company's By-laws will permit the Board of Directors to fix from time to time the number of directors in a range of three (3) to 25, and the Board of Directors has fixed its initial size at eight (8), effective as of the Effective Time.

  Immediately after the Effective Time, the Board of Directors of the Holding Company shall consist of those persons who are directors of the Corporation immediately prior to the Effective
                                26

Time. If the Corporation's shareholders approve the Holding Company Proposal, they will be considered also to have ratified the election of such persons as the directors of the Holding Company. It is anticipated that the directors of the Corporation immediately after the Effective Time will be those persons who are directors of the Corporation immediately prior to the Effective Time. It is also anticipated that the Holding Company and its subsidiaries will have some common officers. After consummation of the Share Exchange, the Holding Company Board of Directors vacancies may be filled by action of the Holding Company's Board of Directors.

  It is expected that the majority of the Holding Company officers will initially also be officers of the Corporation and that the Holding Company will have few employees. In the future, the Holding Company may employ additional officers and employees.

       DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

  Information concerning the names, ages, positions and business experience of the Board of Directors and executive officers of the Corporation and information about executive compensation is incorporated by reference herein from Items 1, 10, 11 and 13 of the Corporation's Form 10-K (which incorporates portions of the Corporation's definitive proxy statement, dated March 2, 1998, for its Annual Meeting of Shareholders held on April 7, 1998 ("1998 Proxy Statement")). For restrictions on officers holding common positions in the Corporation, the Holding Company and/or any affiliate thereof, see "THE HOLDING COMPANY'S BUSINESS - The PSC" and "Corporate Structure and Other Provisions".

  The following table lists the number of shares of Common
Stock beneficially owned, as of June 30, 1998, by each director, and each executive officer listed in the table under the caption "Executive Compensation" in the 1998 Proxy Statement and by all directors and executive officers of the Corporation as a group:

Name                            No. of Shares (1)     % of Class (2)
Jack Effron.................         2,068       less than 1%
Frances D. Fergusson........         1,803       less than 1%
Heinz K. Fridrich...........         2,866       less than 1%
Edward F. X. Gallagher......         2,394       less than 1%
Paul J. Ganci...............         9,561 (3)   less than 1%
Charles LaForge.............      3,715          less than 1%
John E. Mack III............     12,288 (3)      less than 1%
Edward P. Swyer.............         8,268       less than 1%
Joseph J. DeVirgilio, Jr....         1,446       less than 1%
Carl E. Meyer...............      1,550          less than 1%
Allan R. Page...............         2,639       less than 1%
All directors and executive
  officers as a group
  (18 persons)..............        53,270       less than 1%
                                27

(1) Based on information furnished to the Corporation by the directors and executive officers as of June 30, 1998.
(2) The percentage ownership calculation for each owner has been made on the basis that there are outstanding 16,975,387 shares of Central Hudson Common Stock on the Record Date.
(3) Includes shares owned by the respective spouses of the named individuals as follows: Mrs. Mack-850 shares and Mrs. Ganci-2,044 shares. The shares owned by Mrs. Mack and Mrs. Ganci are considered to be beneficially owned by Mr. Mack and Mr. Ganci, respectively, only for the purpose of this proxy statement and the respective named individuals disclaim any beneficial interest in such shares for all other purposes.


                        THE SHARE EXCHANGE

Exchange Agreement

  The Exchange Agreement has been unanimously adopted by the Boards of Directors of the Corporation and the Holding Company and is subject to adoption by the holders of at least two-thirds of the outstanding shares of Central Hudson Common Stock. See "Vote Required". In the Share Exchange, (i) each share of Central Hudson Common Stock outstanding immediately prior to the Effective Time will be exchanged for one new share of Holding Company Common Stock, (ii) the Holding Company will become the owner of all outstanding Central Hudson Common Stock, and (iii) the shares of the Holding Company Common Stock held by the Corporation immediately prior to the Effective Time will be canceled.

  As a result, upon consummation of the Share Exchange, the Holding Company will become a holding company, the Corporation will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Share Exchange will be owned by the former holders of Central Hudson Common Stock outstanding immediately prior to the Share Exchange. The Exchange Agreement is attached to this Proxy Statement and Prospectus as Exhibit A and is incorporated herein by reference.

  The Corporation's outstanding shares of preferred stock will not be exchanged in the Share Exchange, but will continue to be outstanding as shares of the Corporation's preferred stock. The Share Exchange will not change the rights of the holders of such preferred stock as currently provided in the Corporation's Certificate of Incorporation. Debt of the Corporation will continue as outstanding obligations of the Corporation after the Share Exchange.


                                28

Vote Required

  Under New York law, the affirmative vote of the holders of record on the Record Date of two-thirds of the outstanding shares of Central Hudson Common Stock is required to approve the Holding
Company Proposal. Holders of record on the Record Date will be entitled to one (1) vote per share of Central Hudson Common
Stock. Under the rules of the NYSE, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Under the rules of the NYSE, the Holding Company Proposal is considered a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Such "broker non-votes" will not be considered as votes cast in determining the outcome of the Holding Company Proposal. Accordingly, such "broker non-votes" will have the same legal effect as a vote against the Holding
Company Proposal.

Regulatory Approvals

New York Public Service Commission. By the PSC Order, the PSC approved the PSC Settlement Agreement, which provides for the holding company restructuring. For a description of the PSC Settlement Agreement, see "THE HOLDING COMPANY'S BUSINESS - The PSC".

FERC and NRC Consents. On July 2, 1998, the FERC issued its consent to the Holding Company restructuring under Section 203 of the Federal Power Act. On July 19, 1998, the NRC consented, under 10 C.F.R. subsection 50.80, to the Holding Company restructuring as it relates to the possessory license of the Corporation with respect to the Nine Mile 2 Plant. The NRC's Order includes a provision allowing any person adversely affected by the Order to request, by August 19, 1998, a hearing relative to the NRC's issuance of the Order.

Conditions to Effectiveness of the Share Exchange

  The Share Exchange is subject to the satisfaction of the following conditions (in addition to approval of the Holding Company Proposal by the holders of Central Hudson Common Stock):
(i) all necessary orders, authorizations, approvals or waivers from the PSC, the FERC and the NRC and all other jurisdictive regulatory bodies, boards or agencies have been received, remain in full force and effect, and do not include, in the sole judgment of the Board of Directors of the Corporation,
                                29

unacceptable conditions; (ii) shares of the Holding Company Common Stock to be issued in connection with the Share Exchange have been listed, subject to official notice of issuance, on the NYSE; (iii) the Holding Company Charter (Exhibit B to this Proxy Statement and Prospectus) has been filed with the Department;
(iv) a registration statement is effective under the Securities Act of 1933 relating to the Holding Company Common Stock to be issued in the Share Exchange; and (v) a favorable opinion of counsel covering certain United States federal income tax matters has been received and such favorable rulings have been received from the New York State and/or Federal tax authorities with respect to the Share Exchange and related transactions as the Boards of Directors of the Corporation and the Holding Company shall determine are necessary and appropriate.

  Following satisfaction of these conditions, the Share
Exchange will become effective upon (or at a specified time) filing with the Department a certificate of exchange pursuant to
Section 913(d) of the New York Business Corporation Law ("Effective Time"). The Corporation cannot predict when all conditions will be satisfied, but expects that the Share Exchange will become effective on or about November 1, 1998.

Exchange of Stock Certificates

  If the Share Exchange is effected, it will not be necessary for holders of Central Hudson Common Stock physically to exchange their existing stock certificates for certificates of Holding Company Common Stock. The certificates which represent shares of Central Hudson Common Stock outstanding immediately prior to the Effective Time will automatically represent an equal number of shares of Holding Company Common Stock immediately after the Effective Time and will no longer represent Central Hudson Common Stock. New certificates bearing the name of the Holding Company will be issued after the Share Exchange, if and as certificates representing shares of Central Hudson Common Stock outstanding immediately prior to the Share Exchange are presented for exchange or transfer.

Stock Purchase Plan

  Shares of Central Hudson Common Stock (including uncertificated whole and fractional shares) held in its Stock Purchase Plan will automatically become a like number of shares of the Holding Company Common Stock at the Effective Time. At the Effective Time, the Holding Company will succeed to that Plan as in effect immediately prior to the Effective Time, and shares of the Holding Company Common Stock will be issued under that Plan on and after the Effective Time.


                   30


Amendment or Termination of the Exchange Agreement

  The Boards of Directors of the Corporation and the Holding Company may amend any of the terms of the Exchange Agreement at any time before or after its adoption by the holders of Central Hudson Common Stock and prior to the Effective Time, but no such amendment may, in the sole judgment of the Board of Directors of the Corporation, materially and adversely affect the rights of the Corporation's shareholders.

  The Exchange Agreement may be terminated and the Share Exchange abandoned at any time before or after the shareholders of the Corporation adopt the Holding Company Proposal, and prior to the Effective Time, if the Board of Directors of the Corporation determine, in their sole judgment, that consummation of the Share Exchange would, for any reason, be inadvisable or not be in the best interests of the Corporation or its shareholders.

Listing of Holding Company Common Stock

  The Holding Company is applying to have its common stock listed on the NYSE. It is expected that such listing will become effective at the Effective Time. The stock exchange ticker symbol of Holding Company Common Stock will be "CNH". Following the Share Exchange, Central Hudson Common Stock will no longer trade and will be delisted and no longer be registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Dividend Policy

  The Holding Company does not now, nor will it immediately after the Share Exchange, conduct directly any business operations from which it will derive any revenues. The Holding Company plans to obtain funds for its own operations from dividends paid to the Holding Company by its subsidiaries, and from sales of securities or debt incurred by the Holding Company. Dividends on the Holding Company Common Stock will initially depend upon the earnings, financial condition and capital requirements of the Corporation, and the dividends that the Corporation pays to the Holding Company. In the future, dividends from the Holding Company's subsidiaries other than the Corporation may also be a source of funds for dividend payments by the Holding Company. Payment of Central Hudson Common Stock dividends to the Holding Company will be subject to the prior rights of holders of the Corporation's preferred stock. In addition, although it has no present intention to do so, the Corporation may issue additional preferred stock in the future to meet its capital requirements. Such additional preferred stock will also have preferential dividend rights.

                   31

  It is presently anticipated that, initially, the Holding Company will pay quarterly dividends on the Holding Company Common Stock at least equal to the rate, and on approximately the same schedule, as the dividend most recently declared by the Corporation on the Central Hudson Common Stock. While future dividends will depend on the earnings, financial condition and capital requirements of the Corporation and the Holding Company's other subsidiaries, the Holding Company presently expects that the Holding Company will maintain a policy, like that of the Corporation, of paying an appropriate percentage of earnings to its shareholders. The Corporation currently pays about 75.3% of its income as dividends.

  Following consummation of the Share Exchange, CHEC and certain other subsidiaries of the Corporation will be transferred to the Holding Company and will not be available to the holders of the Corporation's preferred stock as a source of cash for the payment of dividends or other amounts. CHEC and the Corporation's other subsidiaries have not paid dividends to the Corporation in the past.

  The PSC Settlement Agreement contains conditions imposing limitations on dividend payments by the Corporation to the Holding Company, which limitations could reduce the funds available to the Holding Company to pay dividends on Holding Company Common Stock. These limitations are as follows: (1) during the first two (2) years after the consummation of the Share Exchange, dividends on Central Hudson Common Stock cannot exceed the income available for such dividends and after such two
(2) year period, dividends on Central Hudson Common Stock cannot exceed a rate equal to 100% of the annual average income available for such dividends, calculated on a two-year rolling average basis; (2) in the event that the Corporation has senior rated debt and is downgraded below BBB+ by more than one credit rating agency due to the performance of or concerns about the financial condition of the Holding Company or any affiliate, other than the Corporation, the Corporation's dividends will be limited to 75% of the average annual income available for common stock (calculated on a two-year rolling average basis); (3) in the event that such senior rated debt is placed on "Credit Watch" (or the equivalent) for a rating below BBB by more than one rating agency due to the performance of or concerns about the financial condition of the Holding Company or any affiliate other than the Corporation, common stock will be limited to a rate of not more than 50% of the average annual income available for common stock, on a two-year rolling average basis; and (4) in the event of a downgrade of the Corporation's senior debt rating below BBB- by more than one credit rating agency, due in substantial part to the performance of or concerns about the financial condition of the Holding Company or any affiliate other than the Corporation, no dividends will be paid until the Corporation's senior debt rating has been restored to BBB- or
                   32
higher by all credit rating agencies then rating the Corporation. Any such limitations on dividend payments by the Corporation to the Holding Company are likely to result in a reduction in the dividends paid by the Holding Company to its shareholders. These limitations will survive the expiration of the PSC Settlement Agreement on June 30, 2001.

  The Corporation's current Standard & Poor's Corporation,
Moody's Investors Service, Inc., Duffs & Phelps Credit Rating Co.
and Fitch Investors Service unsecured senior debt ratings are A-, A2, A and A, respectively.

  No dividends may be paid, or funds set apart for payment, on Central Hudson Common Stock unless all dividends accrued on the Corporation's outstanding preferred stock have been paid, or declared and set apart for payment.

Certain Federal Income Tax Consequences

  The Corporation and the Holding Company have received an opinion from Gould & Wilkie, their general counsel, regarding material Federal income tax consequences of the Share Exchange, to the effect that, based on certain assumptions and factual representations:

  (1) no gain or loss will be recognized by a holder of Central Hudson Common Stock upon the exchange solely of such holder's Central Hudson Common Stock solely for Holding
  Company Common Stock;

  (2) the basis of shares of Holding Company Common Stock received by a former holder of shares of Central Hudson Common Stock in an exchange described in (1) above in the aggregate will equal the basis of such former holder's shares of Central Hudson Common Stock exchanged therefor, and the holding period for such shares of Holding Company Common Stock will include the holding period for shares of Central Hudson Common Stock exchanged therefor to the extent that such shares of Central Hudson Common Stock were held as a capital asset at the effective time of the Share Exchange;

  (3) no gain or loss will be recognized by the Holding Company or the Corporation on account of the Share Exchange or the issuance of shares of Holding Company Common Stock to the former holders of shares of Central Hudson Common Stock pursuant to the Exchange Agreement; and

  (4) the consummation of the Share Exchange will not result in the termination of the existence of the affiliated group of corporations of which the Corporation has been the common parent, and the Corporation will be included in such

                   33
  affiliated group of corporations of which the Holding
  Company will become the new common parent.

  Shareholders of the Corporation will be required to attach to their income tax returns a complete statement of all the facts relating to the Share Exchange. The facts to be disclosed include the shareholder's basis in the shares of Central Hudson Common Stock transferred to the Holding Company and the nature and amount of shares of Holding Company Common Stock received in the Share Exchange. Shareholders of the Corporation will also be required to keep permanent records of any information relating to the Share Exchange that is required to be filed with their income tax returns.

  The foregoing discussion does not cover the tax consequences of the Share Exchange under state, local or foreign income or other tax laws. Shareholders of the Corporation are urged to consult with their own tax advisors with respect to the effects of such laws.

Treatment of the Corporation's Preferred Stock

  Shares of the Corporation's preferred stock will not be exchanged in the Share Exchange, but will continue as preferred stock of the Corporation. Therefore, holders of the Corporation's preferred stock will not become holders of Holding Company preferred or Common Stock as a result of the Share Exchange. The Share Exchange and the holding company structure will not change the rights of holders of the outstanding shares of the Corporation's preferred stock. The Corporation's preferred stock will continue to rank senior to the Corporation's Common Stock as to dividends and as to the distribution of the Corporation's assets upon any liquidation.

Holding Company Capital Stock

  Generally. Since the Exchange Agreement is conditioned on the Holding Company Charter being filed prior to the Share Exchange with the Department, approval of the Holding Company Proposal will constitute approval and ratification of the Holding Company Charter. The Holding Company's Board of Directors will adopt the Holding Company By-laws prior to the Share Exchange. These documents will govern certain rights of the holders of Holding Company Common Stock after the Share Exchange as discussed under this caption and under "Comparative Shareholders' Rights" below.

  The following statements with respect to Holding Company Common Stock are based on certain provisions of the Holding Company Charter and By-laws, in the form to be effective as of the Effective Time. A copy of the Holding Company Charter and By-laws, substantially in the form to be effective at the
                   34
Effective Time, are attached as Exhibits B and C hereto and are incorporated herein by reference.

  The Holding Company is authorized to issue 30,000,000 shares of common stock, $.10 par value (of which approximately 16,700,000 shares are expected to be outstanding at the Effective Time of the Share Exchange), and 1,200,000 shares of preferred stock, $.10 par value. The Holding Company preferred stock may be issued from time to time in series as the Holding Company's Board of Directors may determine, and the respective dividend rates, redemption terms (if any), amounts payable on liquidation, voting rights (if any), number of votes per share, conversion rights (if any), and other terms will be fixed by the Holding Company's Board of Directors with respect to any such series prior to issuance.

  When issued in the Share Exchange, shares of the Holding
Company Common Stock will be fully paid and nonassessable.
Holders of the Holding Company Common Stock and preferred stock are not entitled to preemptive rights.

  Dividends. Subject to prior rights of the Holding Company's preferred stock (if any should become outstanding), the Holding Company's Common Stock is entitled to such dividends as may be declared by the Holding Company's Board of Directors, and the Holding Company may purchase or otherwise acquire outstanding shares of the Holding Company Common Stock out of funds legally available therefor.

  As summarized above, the PSC Settlement Agreement imposes certain limitations on the dividends that the Corporation may pay to the Holding Company after the Share Exchange. See "Dividend
Policy".

  Liquidation Rights.  Upon liquidation of the Holding
Company, any net assets remaining after payment to the holders (if any) of the Holding Company preferred stock of the full amounts to which they are entitled to receive are distributable pro rata to the holders of the Holding Company Common Stock.

  Voting Rights. Holders of the Holding Company Common Stock are entitled to one vote per share. Holders of Holding Company preferred stock shall have no voting rights unless, in connection with the issuance of a series of preferred stock, the Holding Company's Board of Directors provides voting rights or unless otherwise required by law. There are no cumulative voting rights. The Holding Company's Board of Directors is divided into three classes, with directors elected generally to serve for terms of three (3) years.


                   35
  Transfer Agent and Registrar. The transfer agent and registrar for the Holding Company Common Stock will be First
Chicago Trust Company of New York, Jersey City, New Jersey.

  Indemnification and Limitation of Liability. As generally do the Corporation's by-laws ("Central Hudson By-laws"), the Holding Company By-laws will provide that the Holding Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Holding Company, or serves or served at the request of the Holding Company with any other enterprise as a director, officer or employee. Expenses incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by the Holding Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Holding Company. No amendment of this by-law provision will impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

  As does the Corporation's certificate of incorporation ("Central Hudson Charter"), the Holding Company Charter will provide that no director shall have personal liability to the Holding Company or its shareholders for damages for any breach of duty in such capacity, except for the liability for acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law, or if such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or if such act violated Section 719 of the New York Business Corporation Law ("NYBCL"). Any amendment or repeal of such liability limitation provision may not apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  Common Stock Repurchase Plan. The Corporation currently has a repurchase plan under which it can acquire up to 2.5 million shares of issued and outstanding Central Hudson Common Stock. Since January 1, 1997 and through April 30, 1998, the Corporation repurchased 621,200 shares of Central Hudson Common Stock. The Holding Company has not yet determined whether it will establish a plan to repurchase Holding Company Common Stock.

Possible Effect of Certain Holding Company Provisions and the New
York Law


                   36
  It is not the intention of the Corporation's Board of Directors to discourage legitimate offers to enhance shareholder value. However, certain provisions of the Holding Company
Charter and By-laws could have the effect of discouraging unsolicited attempts to take over and acquire the Holding
Company. To the extent that these provisions discourage potential takeover bids, they might limit the opportunity for the Holding Company's shareholders to sell their shares at a premium over then prevailing market prices.

  Non-Cumulative Voting. The Holding Company will not provide for cumulative voting in the election of directors. Cumulative voting means that the total number of votes which a holder of common stock may cast for the election of directors shall equal the number of directors to be elected multiplied by the number of shares held, and such shareholder may cast all of such votes for a single nominee for director or may distribute them among all or several nominees, as such shareholder sees fit.

  Under cumulative voting, it is possible for representation on a board of directors to be obtained by an individual or group of individuals who own less than a majority of the voting stock. Such a shareholder or group may have interests and goals which are not consistent with, and indeed might be in conflict with, those of a majority of the shareholders. The Board of Directors of the Holding Company believes that each director should represent all shareholders, rather than the interests of any special constituency, and that the presence on the Holding Company's Board of Directors of one or more directors representing such a constituency could disrupt and impair the efficient management of the Holding Company. The lack of cumulative voting could discourage the accumulation of blocks of Holding Company Common Stock and therefore could tend to make increases in the market price of Holding Company Common Stock, which could result therefrom, less likely to occur. Therefore, shareholders may not be able to sell their shares of Holding Company Common Stock at a market price influenced by this type of activity.

  Advance Notice of Business to be Brought Before Shareholder Meetings. Under the Holding Company By-laws shareholders must provide the Holding Company prior written notice of any business to be brought before an annual or special meeting (including the nomination of directors) in order for it to be considered. With respect to any annual meeting, the Holding Company By-laws require the written notice to be received by the Secretary of the Holding Company no earlier than 90 days nor later than 60 days prior to the first anniversary of the preceding year's annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the Holding Company By-laws require the written notice to be received by the Secretary of the Holding Company no earlier
                   37
than 90 days nor later than the later of 60 days prior to the date of, or 10 days after the public announcement of, such annual meeting. With respect to any special meeting, the Holding Company By-laws require the written notice to be received by the Secretary of the Holding Company no earlier than 90 nor later than the later of 60 days prior to, or 10 days after the announcement of, such special meeting.

  These advance notice by-laws provisions are intended to provide an orderly process for shareholder action and provide the Holding Company's Board of Directors with a meaningful opportunity to consider a proposal or director nomination by a shareholder and, to the extent deemed necessary or desirable by that Board, inform all of its shareholders of any recommendation of that Board. The provisions may provide sufficient time for the Holding Company to institute litigation or take other steps to respond to a shareholder proposal, or to prevent the proposal from being acted upon, if such response or prevention is thought to be necessary or desirable. The provisions for advance notice of director nominations may inhibit shareholders from participating in the nomination process for directors. Such provisions may also provide sufficient time for the Holding Company to institute litigation or take other steps to prevent the nominee from being elected or serving if such prevention is thought to be necessary or desirable.

  "Blank-Check" Stock. The Holding Company Charter will authorize the issuance of 1,200,000 shares of Holding Company preferred stock. In addition, after giving effect to the Share Exchange, approximately 13,300,000 shares of Holding Company Common Stock will be authorized but unissued and not reserved for issuance. An effect of the existence of unissued Holding Company Common Stock and preferred stock may be to enable the Holding Company Board of Directors to render more difficult or discourage a transaction to obtain control of the Holding Company without the consent of the Holding Company Board of Directors. Such shares might be issued by the Holding Company Board of Directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, as by diluting voting or other rights of the proposed acquiror. The Holding Company Charter will grant the Holding Company Board of Directors broad power to establish the rights and preferences of the authorized and unissued preferred stock, one or more classes or series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert such stock into shares of Holding Company Common Stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change of control, or to exercise other rights designed to impede a takeover.


                   38
  Section 912 of the New York Business Corporation Law.
Section 912 of the NYBCL applies to the Corporation and will apply to the Holding Company upon consummation of the Share Exchange. Section 912 of the NYBCL would prohibit a "business combination" (as defined in Section 912, generally including mergers, sales and leases of assets, issuances of securities and similar transactions) by the Holding Company or a subsidiary with an "interested shareholder" (as defined in Section 912, generally the beneficial owner of 20 percent or more of the Holding Company's voting stock) within five (5) years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the Holding Company's Board of Directors, or (ii) the business combination is approved by the holders of a majority of the outstanding voting stock of the Holding Company, excluding shares held by the interested shareholder, at a meeting called for such purpose not earlier than five (5) years after such interested shareholder's stock acquisition date.

  Section 70 of the New York Public Service Law. Under Section
70 of the NYPSL, unless authorized by the PSC, no gas corporation or electric corporation may directly or indirectly acquire the stock or bonds of any other corporation incorporated for, or engaged in, the same or a similar business, or proposing to operate or operating under a franchise from New York State or any other state or any other municipality. In general, no stock corporation other than a gas corporation or electric corporation or street railroad corporation may purchase or acquire, take or hold, more than ten percent (10%) of the voting capital stock of any gas corporation or electric corporation organized or existing under or by virtue of the laws of New York unless with the consent of, and subject to the terms and conditions set by, the PSC. No consent may be given by the PSC to any such acquisition unless it has been shown that such acquisition is in the public interest. Any contract, assignment, transfer or agreement for transfer of any stock in violation of Section 70 will be void and of no effect, and no such transfer or assignment may be made upon the books of any such gas corporation or electric corporation, or will be recognized as effective for any purpose. An "electric corporation" is defined generally to include any corporation, company, partnership and person owning, operating or managing any electric plant. A "gas corporation" is defined generally to include any corporation, company, partnership and person owning, operating or managing any gas plant. In the event of a merger, consolidation or takeover transaction involving the Holding Company, any regulatory approvals required for such a transaction would depend on the structure and other details of the transaction. The necessary approvals could include approval of the PSC under Section 70 of the NYPSL.

                   39

  Fair Price Provisions.  The Holding Company Charter (Article
10) contains a "fair price" provision which is essentially the same as the "fair price" provision contained in the Central Hudson Charter. This "fair price" provision is designed generally to assure that all shareholders receive the same price and/or equal treatment for their shares of Holding Company Common Stock upon an offer for the Holding Company Common Stock under a proposed business combination. The "fair price" provision prohibits certain business combinations with a controlling or substantial shareholder ("Interested Shareholder") unless (i) the minimum price and procedural requirements are satisfied thereof,
(ii) a majority of disinterested directors approve the transaction, or (iii) the required supermajority shareholder vote is obtained, consisting of the affirmative vote of at least 80% of the Holding Company's voting shares, in which vote at least two thirds of the disinterested shareholders approve the transaction. Such provision supplements the "fair price" protection available under Section 912 of the NYBCL, as described above. See the proposed Holding Company Charter attached hereto as Exhibit B.

  Other Provisions. Some other provisions of the Holding Company's Charter or By-laws may also tend to discourage potential offers to take over and acquire the business of the Holding Company. The Holding Company's Board of Directors will be divided into three classes, with directors in each class generally being elected to serve a three-year term. Also, special shareholder meetings may be called only by the Board pursuant to a resolution adopted by a majority of the entire Board. The Holding Company By-laws also provide that directors may not be removed without cause by the shareholders, except in the case of a director elected by the holders of any class or series of stock (other than Holding Company Common Stock), voting as a class or series, when so entitled by the applicable provisions of the Holding Company Charter. Finally, certain provisions of the Holding Company Charter and By-laws (relating to, for example, limitation on director liabilities, the ability to call special meetings of shareholders, presiding at meetings of shareholders, classified Board of Directors, election and removal of directors, advance notice requirements for shareholder proposals and nomination of directors at shareholder meetings, and indemnification) may only be amended by the affirmative vote of not less than 75% of the shares entitled to vote at a shareholder meeting and with respect to certain such provisions, the affirmative vote of not less than 75% of the entire Board of Directors also is required.

Comparative Shareholders' Rights

  The Corporation and the Holding Company are both New York corporations. When the Share Exchange becomes effective, holders

                   40
of Central Hudson Common Stock will become holders of Holding
Company Common Stock, and their rights will be governed by the Holding Company Charter and By-laws instead of those of the Corporation.

  Certain differences between the rights of holders of Holding Company Common Stock and those of holders of Central Hudson Common Stock are summarized below. Such summary is qualified in its entirety by reference to the information included in the exhibits hereto, in exhibits to the Registration Statement of which this Proxy Statement and Prospectus is a part, and in materials incorporated herein by reference.

Purpose Clause. The corporate purposes for which the Corporation may engage in business are those related to electricity, gas and other forms of energy and related activities. The Holding
Company is authorized to engage in any and all lawful acts and activities.

Authorized Shares. Authorized Holding Company Common Stock and Central Hudson Common Stock are 30,000,000 each. As of the Record Date, there were 16,975,387 shares of Central Hudson Common Stock issued and outstanding. Up to approximately 16,700,000 shares of Holding Company Common Stock may be issued in the Share Exchange.

  As of the Record Date, there were 560,300 outstanding shares of the Corporation's preferred stock and 639,700 authorized but unissued shares of the Corporation's preferred stock. On consummation of the Share Exchange, the Holding Company will have 1,200,000 authorized shares of preferred stock.

Preferred Stock.  The respective Boards of Directors of the
Holding Company and the Corporation are authorized to issue preferred stock in series.

  The Central Hudson Charter does not establish voting rights, preferences or other rights with respect to the Corporation's preferred stock, except for the Corporation's 4 1/2% Cumulative Preferred Stock. For all series of preferred stock issued after the Corporation's 4 1/2% Cumulative Preferred Stock, the Corporation's Board of Directors is given full authority to establish and designate each particular series of preferred stock and fix the preferences, privileges and voting power of each particular series including, but not limited to, the following:
(i) the serial designation, (ii) the dividend rate and payments dates, (iii) liquidation provisions, (iv) redemption provisions, and (v) provisions relating to the exchangeability of the shares of such series into shares of any other series of the same or any other class or classes of stock of the Corporation. The Corporation's outstanding preferred stock is generally not entitled to vote, but only has limited voting rights as required
                   41
by law and as set out in the Central Hudson Charter, which rights generally arise only in the event of certain arrearages in payment of dividends or in the event it is proposed to amend the Central Hudson Charter to alter the preferences of outstanding, preferred stock of the Corporation, or which authorizes shares having preferences superior to those of outstanding preferred stock of the Corporation or which increases the authorized amount of the Corporation's preferred stock, certain corporate transactions affecting the Corporation's preferred stock.
Certain series of the Corporation's preferred stock are subject to redemption and sinking fund provisions. After the Share Exchange, outstanding preferred stock of the Corporation will continue as equity securities of Central Hudson with the same preferences, designations, relative rights, privileges and powers, and subject to the same restrictions, limitations and qualifications, as were applicable to outstanding Corporation preferred stock prior to the Share Exchange.

  The Holding Company Charter will not establish voting rights, preferences or other rights with respect to the Holding Company preferred stock. The Holding Company's Board of Directors is given full authority to establish and designate each particular series of preferred stock and to fix the rights, preferences and limitations of each particular series, and the relative rights, preferences and limitations between series, as follows: (i) the serial designation; (ii) the number of shares in such series; (iii) the dividend rate or rates and the date or dates upon which such dividends shall be payable; (iv) whether dividends on such series will be cumulative, and, if so, from which date or dates; (v) liquidation provisions; (vi) provisions relating to the purchase, redemption or acquisition; (vii) provisions relating to sinking or other similar funds; (viii) provisions relating to the conversion or exchange of shares of such series into shares of any class of stock (except that conversion or exchange may not be made into shares having superior dividend or liquidation preferences); (ix) the voting rights, if any, in addition to those required by law and the number of votes per share; and (x) any other relative rights, preferences or limitations of such series not inconsistent with the Holding Company Charter or with applicable law.

Par Value. A designated par value per share is not required under the NYBCL and serves no useful purpose in modern corporate practice. Pursuant to Section 180 of the New York State Tax Law, every corporation organized under New York law is subject to a tax of one-twentieth of one percent on the amount of the par value of all the shares that it is authorized to issue. Authorized stock without par value is taxed (based upon an assumed par value of $100 per share) at $.05 per share. To reduce taxes in connection with the formation of the Holding Company, the respective par values of shares of Holding Company Common Stock ($.10 par value) and the Holding Company preferred
                   42
stock ($.10 par value) have been designated as a lower amount than those of the Corporation's Common Stock ($5 par value) and the Corporation's preferred stock ($100 par value). It is not anticipated that the lower par value of shares of Holding Company Common Stock or Holding Company preferred stock will affect the market value of these shares.

Special Meetings of Shareholders. The Holding Company By-laws will provide that a special meeting of shareholders may be called only by the Holding Company Board of Directors pursuant to a resolution approved by a majority of the entire Holding Company Board of Directors. The Central Hudson By-laws provide that a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or by the shareholders together holding at least one-third of the capital stock of the Corporation entitled to vote or act with respect to the business to be brought before that meeting.

Classified Board. The Holding Company Charter and By-laws will provide (i) for the Board of Directors to determine the number of directors in a range of three (3) to 25; and (ii) for the division of the Board of Directors into three classes with directors in each class generally being elected for a three-year term. The Central Hudson Charter does not provide for a classified board.

Required Vote for Certain Transactions. For corporations, like the Holding Company, incorporated after February 22, 1998, the NYBCL requires the approval of the board of directors of a corporation followed by the affirmative vote of a majority of all outstanding shares entitled to vote thereon to authorize a merger or consolidation (Section 903), the sale, lease, exchange or other disposition of all or substantially all the assets of a corporation (Section 909) or a binding share exchange (Section
913) unless the certificate of incorporation of such corporation expressly provides otherwise. For corporations, like the Corporation, in existence on February 22, 1998, the NYBCL requires approval of the board of directors of a corporation followed by the affirmative vote of two-thirds of all outstanding shares entitled to vote thereon to authorize any such transaction, unless the certificate of incorporation of such corporation expressly provides otherwise. The Holding Company Charter requires that any such transaction with respect to the Holding Company and an Interested Shareholder be authorized by the approval of the Holding Company's Board of Directors followed by the affirmative vote of 80% of all outstanding shares of the Holding Company entitled to vote thereon (so-called "fair price" provision; see "Fair Price Provisions"). The Central Hudson Charter has the same "fair price" provision. However, in all such transactions not involving an Interested Shareholder, the Holding Company Charter would require approval of the Corporation's Board of Directors followed by the affirmative vote
                   43
of a majority of all outstanding shares of Holding Company Common Stock and the Central Hudson Charter would require approval of the Corporation's Board of Directors followed by the affirmative vote of two-thirds of all outstanding shares of Central Hudson Common Stock entitled to vote thereon.

Removal of Directors, Filling of Vacancies. The Holding Company Charter will provide that directors may be removed only for cause by the shareholders or the Board of Directors, except in the case of a director elected by the holders of any class or series of stock (other than Holding Company Common Stock), voting as a class or series, when so entitled by the applicable provisions of the Holding Company Charter. The Central Hudson By-laws govern removal of a director and removal may be done by the shareholders with or without cause. The Holding Company By-laws will provide that vacancies on the Board of Directors occurring for any reason may be filled by a majority of the Board of Directors then in office, although less than a quorum exists, and not by shareholders. The Central Hudson By-laws are the same except that they provide that vacancies on the Board of Directors, occurring by reason of the removal of a director without cause, may be filled only by a vote of the shareholders.

Other Provisions. Certain provisions of the Holding Company Charter and By-laws not provided for in the Central Hudson Charter and By-laws (relating to, for example, preferred stock, limitation on director liabilities, the ability to call special meetings of shareholders, classified Board of Directors, election and removal of directors, advance notice requirements for shareholder proposals and nomination of directors at shareholder meetings) may only be amended by the affirmative vote of not less than 75% of the shares then entitled to vote at shareholder meetings and with respect to certain such provisions, the affirmative vote of not less than 75% of the entire Board of Directors also is required.

Statutory Appraisal Rights

  Pursuant to changes in the NYBCL made in February 1998, holders of Central Hudson Common Stock and the Corporation's preferred stock will not have statutory appraisal rights (i.e., dissenter's rights) in connection with the Share Exchange because the Central Hudson Common Stock is listed on a national securities exchange and because the Corporation's preferred stock will not be exchanged in the Share Exchange.

           VALIDITY OF THE HOLDING COMPANY COMMON STOCK

  The validity of the shares of the Holding Company Common Stock to be issued in the Share Exchange will be passed upon by Gould & Wilkie, general counsel to the Corporation and the Holding Company, One Chase Manhattan Plaza, New York, New York 10005-1401.
                   44
                    FORWARD-LOOKING STATEMENTS

  This Proxy Statement and Prospectus contains certain forward-looking statements. These statements are based upon management's current expectations and information currently available and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Whenever the words "anticipate", "believe", "estimate", "expect", "project", "objective", or similar expressions are used, they are intended to identify forward-looking statements. For example, such forward-looking statements may include, without limitation, statements in connection with the future payment of dividends, statements as to the pursuit of business in new markets, statements in connection with the regulatory approval process or future regulation of the Holding
Company and its subsidiaries, statements in connection with the future businesses or management of the Holding Company and its subsidiaries, and statements in connection with the effects or benefits of a holding company structure. In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause the Corporation's actual results to differ materially from those contemplated in any forward-looking statements include, among others, regulatory developments, the rapidly changing and increasingly competitive electric and gas utility environment, the ability to obtain adequate and timely rate relief, cost recovery (including the potential impact of stranded costs), legal or administrative proceedings, business conditions, technological developments, changes in the cost or availability of capital, labor developments, nuclear or environmental incidents, factors affecting the utility industry in general, such as deregulation and the unbundling of energy services, weather conditions and changes in fuel supply or cost, and other considerations that may be disclosed from time to time in the Holding Company's or the Corporation's publicly disseminated documents or filings. The Holding Company and the Corporation undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                             EXPERTS

  The consolidated financial statements of the Corporation incorporated by reference herein have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

               SUBMISSION OF SHAREHOLDER PROPOSALS

  If the Share Exchange is consummated, proposals of the
                   45

holders of Holding Company Common Stock intended to be presented at the 1999 annual meeting of shareholders of the Holding Company to be included in the proxy material related to that meeting must be received by the Holding Company by November 23, 1998. If the Share Exchange is not consummated, proposals of holders of Central Hudson Common Stock intended to be presented at the 1999 annual meeting of shareholders of the Corporation to be included on the proxy material related to that meeting must be received by the Corporation by October 30, 1998. Any such proposals must be sent to the Secretary of the Holding Company or the Corporation, as the case may be, at 284 South Avenue, Poughkeepsie, New York 12601-4879.

  Matters intended to be presented by holders of Holding
Company Common Stock at the 1999 annual meeting of shareholders of the Holding Company must be stated in writing and delivered to the Secretary of the Holding Company by such shareholders during the period 90 and 60 days prior to the date of that meeting, which is expected to be held on April 27, 1999.

  If the Share Exchange is consummated, the Corporation will no longer be publicly held and the Holding Company will be the sole owner of Central Hudson Common Stock. In such event there will be no meeting of shareholders of the Corporation in 1999 or thereafter at which the holders of Holding Company Common Stock can attend.

               WHERE YOU CAN GET MORE INFORMATION

  The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. Following consummation of the Holding Company Proposal, the Holding Company will also make these filings. You may read and copy any information the Corporation has filed or the Holding Company will file at the SEC's public reference rooms in Washington, D.C., New
York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Corporation's and the Holding Company's SEC filings are also available to the public from commercial document retrieval services or at the Internet web site maintained by the SEC at "http://www.sec.gov". In addition, the Corporation's SEC filings may be inspected at the New York Stock Exchange, 20 Broad
Street, New York, New York 10005.

  The Holding Company has filed a Registration Statement on
Form S-4 to register with the SEC Holding Company Common Stock to be issued when the Holding Company Proposal is consummated. This Proxy Statement and Prospectus is a part of that Registration Statement and constitutes a prospectus of the Holding Company in addition to being a proxy statement of the Corporation for the Special Meeting. As permitted by SEC rules, this Proxy Statement and Prospectus does not contain all the information you can find
                   46
in the Registration Statement or in its exhibits. Statements made in this Proxy Statement and Prospectus about the contents of any document included as an exhibit are qualified in their entirety by reference to that exhibit.

  The SEC allows the Corporation to "incorporate by reference" information into this Proxy Statement and Prospectus, which means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is legally deemed to be part of this Proxy Statement and Prospectus, except for any information superseded by information in this Proxy Statement and Prospectus or information that is subsequently incorporated by reference in this Proxy Statement and Prospectus. The following documents of the Corporation which have been filed with the SEC (File No. 1-3268) are incorporated by reference in this Proxy Statement and Prospectus:

  Annual Report on Form 10-K for the year ended December 31,
  1997;

  Quarterly Report on Form 10-Q for the quarterly period ended
  March 31, 1998;

  Current Reports on Form 8-K, dated February 10, 1998 and
  July 24, 1998; and

  Definitive proxy statement, dated March 2, 1998, for the Corporation's Annual Meeting of Shareholders held on April
  7, 1998.

  The Corporation is also incorporating by reference any additional documents that the Corporation files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Proxy Statement and Prospectus and up until the consummation of the Holding Company Proposal.

  If you are a shareholder of the Corporation, you may have already received some of the documents incorporated by reference. If you need copies of the documents, you can obtain them through the SEC's Internet website or as otherwise described above. In addition, the Corporation's shareholders may obtain from the Corporation copies of documents that have been or may be incorporated in this Proxy Statement and Prospectus, other than exhibits to certain documents, by requesting them in writing or by telephone from:

            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                      SHAREHOLDER RELATIONS
                         284 South Avenue
                Poughkeepsie, New York 12601-4879
                          (914) 486-5204
                                EXHIBIT A


                  AGREEMENT AND PLAN OF EXCHANGE

  THIS AGREEMENT AND PLAN OF EXCHANGE (the "Agreement"), dated as of April 24, 1998, is between CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation and the corporation whose shares of Common Stock, par value $5.00 per share, will be acquired pursuant to the "Exchange" provided for in this Agreement (the "Subject Corporation") and CH ENERGY GROUP, INC., a New York corporation and the corporation which will acquire the foregoing shares of Common Stock of the Subject Corporation (the "Acquiring Corporation"). The Subject Corporation and the Acquiring Corporation are hereinafter referred to, collectively, as the "Corporations."

                           WITNESSETH:

  WHEREAS, the authorized capital of the Subject Corporation consists of:

  (a) 30,000,000 shares of Common Stock, par value $5.00 per share ("Subject Corporation Common Stock"), of which 17,101,987 were issued and outstanding as of April 17, 1988 (which number of issued and outstanding shares is subject to change prior to the Effective Time (as hereinafter defined) of the Exchange pursuant to the Subject Corporation's Stock Purchase Plan); and

  (b) 1,200,000 shares of Cumulative Preferred Stock, $100 par value of which the following are outstanding as of the date hereof: (i) 70,300 shares of its 4 1/2% Cumulative Preferred Stock; (ii) 20,000 shares of its 4.75% Cumulative Preferred Stock; (iii) 60,000 shares of its Cumulative Preferred Stock, Series D;(iv) 60,000 shares of its 4.96% Cumulative Preferred Stock, Series E; (v) 200,000 shares of its 6.20% Redeemable Cumulative Preferred Stock; and (vi) 150,000 shares of its 6.80% Redeemable Cumulative Preferred Stock (each of the series set forth in (i) through and including (v) herein being hereinafter referred to collectively as the "Subject Corporation Preferred Stock");

  WHEREAS, the Acquiring Corporation is a wholly-owned subsidiary of the Subject Corporation with authorized capital stock consisting of 30,000,000 shares of Common Stock, par value $.10 per share ("Acquiring Corporation Common Stock"), of which ten (10) shares are issued and outstanding and owned by the Subject Corporation;




                               A-1

  WHEREAS, the Boards of Directors of the Corporations deem it desirable and in the best interest of the Corporations and the shareholders of the Subject Corporation that, at the Effective Time, (a) the Acquiring Corporation acquire and become the owner and holder of each share of Subject Corporation Common Stock issued and outstanding at the Effective Time, (b) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time be automatically exchanged for one share of Acquiring Corporation Common Stock, and (c) each holder of shares of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time becomes the holder of a like number of shares of Acquiring Corporation Common Stock, all on the terms and conditions hereinafter set forth; and

  WHEREAS, the Boards of Directors of the Corporations have each approved and adopted this Agreement, and the Board of Directors of the Subject Corporation has recommended that the shareholders of the Subject Corporation approve and adopt the Exchange and this Agreement pursuant to Section 913 of the New York Business Corporation Law (the "BCL").

  NOW, THEREFORE, the Corporations hereby agree as follows:

                            ARTICLE I

  The Exchange and this Agreement shall be submitted to the holders of the Subject Corporation Common Stock for approval and adoption as provided by Section 913 of the BCL. The affirmative vote of the holders of at least two-thirds of the issued and outstanding Subject Corporation Common Stock shall be necessary to approve and adopt the Exchange and this Agreement.

                            ARTICLE II

  Subject to the terms and conditions of this Agreement, the Exchange shall become effective immediately following the close of business on the date of filing with the New York Department of State (the "Department of State") of a certificate of exchange pursuant to Section 913(d) of the BCL ("Certificate"), or at such later time and date as may be stated in the Certificate (the time and date at and on which the Exchange becomes effective being referred to herein as the "Effective Time").

                           ARTICLE III

  A.  At the Effective Time:

  (1) each share of Subject Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically exchanged for one share of Acquiring Corporation Common Stock, which shares shall be fully paid and nonassessable by the Acquiring Corporation;
                               A-2
  (2) the Acquiring Corporation shall acquire and become the owner and holder of each issued and outstanding share of Subject Corporation Common Stock so exchanged;

  (3) each share of Acquiring Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and shall thereupon constitute an authorized and unissued share of Acquiring Corporation Common Stock;

  (4) each share of Subject Corporation Common Stock held under the Subject Corporation's Stock Purchase Plan immediately prior to the Effective Time shall be automatically exchanged for a like number of shares (including fractional and uncertificated shares) of Acquiring Corporation Common Stock, which shares shall be held under and pursuant to the Stock Purchase Plan, as hereinafter provided and each share of such Common Stock held in the treasury of the Subject Corporation immediately prior to the Effective Time shall be canceled and shall be restored to the status of an authorized but unissued share of Subject Corporation Common Stock.

  (5) the former holders of Subject Corporation Common Stock shall be entitled only to receive shares of Acquiring Corporation Common Stock in exchange therefor as provided in this Agreement; no statutory appraisal rights under Section 910 of the BCL are applicable to such former holders.

  B. Shares of Subject Corporation Preferred Stock shall not be exchanged or otherwise affected by or in connection with the Exchange. Each share of Subject Corporation Preferred Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding following the Exchange and shall continue to be one share of Subject Corporation Preferred Stock of the applicable series designation.

  C.  Prior to the Effective Time, the Acquiring Corporation's
Certificate of Incorporation shall be amended and restated substantially in the form set forth as Attachment 1 to this Agreement.

  D. As of the Effective Time, the Acquiring Corporation shall succeed to the Stock Purchase Plan as in effect immediately prior to the Effective Time, and the Stock Purchase Plan shall be appropriately modified to provide for the issuance or delivery of Acquiring Corporation Common Stock on and after the Effective Time pursuant thereto.

                            ARTICLE IV

  The filing of the Certificate with the Department of State and the consummation of the Exchange shall be subject to satisfaction of the following conditions at or prior to the Effective Time:

  (1) the affirmative vote of the holders of Subject
Corporation Common Stock provided for in Article I of this Agreement shall have been received;

  (2) such orders, authorizations, approvals or waivers from the New York Public Service Commission and all other jurisdictive regulatory bodies, boards or agencies required to consummate the Exchange and related transactions shall have been received, shall remain in full force and effect, and shall not include, in the sole judgment of the Boards of Directors of the Subject Corporation and the Acquiring Corporation, unacceptable conditions;

  (3) a registration statement is effective under the Securities Act of 1933 relating to the Acquiring Corporation
Common Stock to be issued or reserved for issuance in connection with the Exchange;

  (4) the Acquiring Corporation Common Stock to be issued in connection with the Exchange shall have been listed, subject to official notice of issuance, by the New York Stock Exchange;

  (5) a favorable opinion of counsel covering certain United States federal income tax matters shall have been received, and such favorable rulings shall have been received from state and federal tax authorities as to the Exchange and related matters as the Boards of Directors of the Subject Corporation and the Acquiring Corporation, in their sole judgment, shall determine are necessary and appropriate for the consummation of the Exchange; and

  (6) the Restated Certificate of Incorporation of the Acquiring Corporation shall have been filed with the Department of State.

                            ARTICLE V

  Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Subject Corporation Common Stock may, but shall not be required to, surrender the same to the Acquiring Corporation's Transfer Agent for cancellation and reissuance of a new certificate or certificates in such holder's name or for cancellation and transfer, and each such holder or transferee shall be entitled to receive a certificate or certificates representing the same number of shares of Acquiring Corporation Common Stock as the shares of Subject Corporation Common Stock previously represented by the certificate or certificates surrendered. Until so surrendered or presented for exchange or transfer, each outstanding certificate which, immediately prior to the Effective Time, represents Subject Corporation Common Stock shall be deemed and shall be treated for all purposes to represent the ownership of the same number of shares of Acquiring Corporation Common Stock as though such surrender or exchange or transfer had taken place. The holders of Subject Corporation Common Stock at the Effective Time shall have no right at and after the Effective Time to have their shares of Subject Corporation Common Stock transferred on the stock transfer books of the Subject Corporation (such stock transfer books being deemed closed for this purpose at the Effective Time), and at and after the Effective Time such stock transfer books may be deemed to be the stock transfer books of the Acquiring Corporation.


                            ARTICLE VI

  A. This Agreement may be amended, modified or supplemented, or compliance with any provision hereof may be waived, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common Stock as provided in Article IV(1) hereof), by the mutual consent of the Boards of Directors of the Subject Corporation and the Acquiring Corporation at any time prior to the Effective Time; provided, however, that no such amendment, modification, supplement or waiver would, in the sole judgment of the Board of Directors of the Subject Corporation, materially and adversely affect the shareholders of the Subject Corporation.

  B. This Agreement may be terminated and the Exchange and related transactions abandoned, at any time prior to the Effective Time (including, without limitation, after receipt of the affirmative vote of holders of Subject Corporation Common Stock as provided in Article IV(1) hereof), if the Board of Directors of the Subject Corporation determines, in its sole judgment, that consummation of the Exchange would for any reason be inadvisable or not in the best interests of the Subject Corporation or its shareholders.

  IN WITNESS WHEREOF, each of the Corporations, pursuant to authorization and approval given by its Board of Directors, has caused this Agreement and Plan of Exchange to be executed as of the date first above written.

                   CENTRAL HUDSON GAS &
                   ELECTRIC CORPORATION


                   By: John E. Mack, III



                   CH ENERGY GROUP, INC.


                   By: John E. Mack, III

                                                 EXHIBIT B
                                       (Attachment 1 to the
                                        Exchange Agreement)



              RESTATED CERTIFICATE OF INCORPORATION

                                OF

                      CH ENERGY GROUP, INC.

        UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW




  The undersigned, being respectively, the Chairman of the Board and the Secretary of CH Energy Group, Inc., a New York corporation, in accordance with Section 807 of the Business
Corporation Law of the State of New York, do hereby certify that:

  FIRST: The name under which the corporation was originally incorporated was CH Energy Group, Inc. (the
"Corporation").

  SECOND:     The Certificate of Incorporation of the
Corporation was filed by the Department of State on April 24, 1998.

  THIRD: The Certificate of Incorporation is amended to effect one or more amendments authorized by the Business Corporation Law of the State of New York, namely: Article 4 is amended to provide for the issuance of preferred stock and for the establishment of the relative rights limitations and preferences related thereto; new Article 7 is added to provide provisions for the election and removal of directors of the Corporation; new Article 8 is added to require a super-majority vote for certain changes in the Certificate of Incorporation; new
Article 9 is added to provide for amendment of the Corporation's By-Laws and to require a super-majority vote for changes in certain provisions thereof; and new Article 10 is added to require a super-majority vote of shareholders with respect to certain Business Combinations. The text of the Certificate of Incorporation is hereby restated as so amended to read in its entirety as follows:

  1.     The name of the Corporation is CH Energy Group, Inc.
(the "Corporation").

  2. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law of the State of New York; provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

  3. The office of the Corporation in the State of New York is to be located in the City of Poughkeepsie, County of Dutchess.

  4. The aggregate number of shares which the Corporation shall have authority to issue is (a) 30,000,000 shares of Common Stock, with a par value of $.10 per share (the "Common Stock"), and 1,200,000 shares of Preferred Stock, with a par value of $.10 per share (the "Preferred Stock").

    The relative rights, preferences and limitations of the shares of such classes of stock are as follows:

    A. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Preferred Stock, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series, to establish and designate each particular series and to fix before issuance the designations, rights, preferences, privileges, voting powers, limitations, restrictions or qualifications of each particular series, and the relative rights, preferences and limitations between series, including, but without limitation of the foregoing general powers:

         (i)  The distinctive serial designation of
    such series which shall distinguish it from other series;

         (ii)  The number of shares included in such
    series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating such series;

         (iii)  The annual or other dividend rate or
    rates (or method of determining such rate or rates) for shares of such series and the date or dates upon which such dividends shall be payable;

         (iv)  Whether dividends on the shares of such
    series shall be cumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates (or method for determining such date or dates) from which dividends on the shares of such series shall be cumulative;

         (v)  The amount or amounts which shall be
    paid out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

         (vi)  The price or prices (cash or otherwise)
    at which, the period or periods within which and the terms and conditions upon which the shares of such series may be purchased, redeemed or acquired
    (by exchange or otherwise), in whole or in part, at the option of the Corporation;

         (vii)  Provision or provisions, if any, for
    the Corporation to purchase, redeem or acquire (by exchange or otherwise), in whole or in part, shares of such series pursuant to a sinking or other similar fund, and the price or prices (cash or otherwise) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be so purchased, redeemed or acquired, in whole or in part, pursuant to such provision or provisions;

         (viii)  The period or periods within which
    and the terms and conditions, if any, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible or exchangeable at the option of the holder or the Corporation or both into shares of any class of stock or into shares of any other series of Preferred Stock, except into shares having rights or preferences as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation which are prior or superior in rank to those of the shares being converted or exchanged;

         (ix)  The voting rights, if any, of the
    shares of such series in addition to those required by law, including the number of votes per share (which may be fractional or more or less than one) and any requirement for the approval by the holders of up to two-thirds of the shares of Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the Certificate of Incorporation; and

         (x)  Any other relative rights, preferences
    or limitations of the shares of such series not inconsistent herewith or with applicable law.

    B.   All issued and outstanding series of Preferred Stock
(i) shall rank prior or superior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) shall be of equal rank, regardless of series, and (iii) shall be identical in all respects except as provided in Paragraph A of this Article 4. The shares of any particular series of the Preferred Stock shall be identical with each other in all respects except as to the date from and after which dividends thereupon shall be cumulative or accrue if declared.
In case dividends or amounts payable on liquidation, dissolution or winding up of the Corporation are not paid in full on the Preferred Stock, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distributions if all sums payable were discharged in full. All Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion or exchange or acquired by conversion or exchange or otherwise) shall be canceled and thereupon restored to the status of authorized and unissued shares of Preferred Stock undesignated as to series.

    C. No holder of shares of the Corporation of any class or series, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive, or have any preferential or preemptive right with respect to, any shares of the Corporation of any class or series whatsoever, now or hereafter authorized, or any options or warrants for any such shares, or any rights to subscribe for or purchase any such shares, or any securities convertible into or exchangeable for any such shares whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or otherwise, which may at any time be issued, sold, delivered or offered by the Corporation.

    D. Except as may from time to time be required by law and except as otherwise may be provided by the Board of Directors in accordance with Paragraph A of this Article 4 in respect of any particular series of Preferred Stock, all voting rights of the Corporation shall be vested exclusively in the holders of the Common Stock who shall be entitled to one vote per share on all matters.

    5. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom any process in any action or proceeding against it may be served. The post office address to which the Secretary of State shall mail a copy of any such process served upon such Secretary is CH Energy Group, Inc., 284 South Avenue, Poughkeepsie, New York 12601-4879,
Attention: Corporate Secretary.

    6. No director of the Corporation shall have personal liability to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that the foregoing shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to such director establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled or that such director's act violated Section 719 of the Business Corporation Law of New York. No amendment to or repeat of this Article 6 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Business Corporation Law of the State of New York is amended hereafter to expand or limit the liability of a director, then the liability of a director of the Corporation shall be expanded to the extent required or limited to the extent permitted by the Business Corporation Law of the State of New York, as so amended.

    7. The following provisions shall relate to the Board of Directors of the Corporation:

    A. The size of the Board of Directors shall be fixed by or pursuant to the By-Laws. At the first annual meeting of shareholders following the adoption of this Restated Certificate of Incorporation, or any special meeting in lieu thereof, the Board of Directors shall be divided into three classes designated


                                B-5
Class I, Class II and Class III, which classes shall be as nearly equal in number as the then total number of directors constituting the entire Board permits. Class I, Class II and Class III directors shall be so elected for terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual meeting of shareholders after such first annual (or special) meeting of shareholders following the adoption of this Restated Certificate of Incorporation, the directors chosen to succeed those in the class whose terms then expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term for which one or more may be nominated in a particular case in order to assure that the number of directors in each class shall be appropriately constituted, and until their respective successors are elected and qualified. Newly created directorships or any decrease in directorships resulting from increases or decreases in the number of directors shall be so apportioned among the classes of directors as to make all the classes as nearly equal in number as possible. Vacancies on the Board of Directors at any time for any reason may be filled by a majority of the directors then in office, although less than a quorum.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock (other than the Common Stock), now or hereafter authorized, shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by any provisions of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into one or more classes pursuant to this
Article 7A unless expressly provided by such provisions.

    B. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office by a vote of the shareholders entitled to vote thereon only for cause and any director may be removed from office by action of the Board of Directors only for cause.

    8. In addition to any vote that may be required by law or in the Certificate of Incorporation in respect of any class or series of stock, now or hereafter authorized, ranking prior or superior in right of payment to the Common Stock in respect of the right to receive dividends or the right to receive payments out of the assets of the Corporation upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the provisions of Articles 4C, 4D, 6, 7, 8, 9 and 10 of the Certificate of Incorporation shall not be amended or repealed, or a new provision adopted inconsistent therewith, without the approval of not less than 75% of the entire Board of Directors at any regular or special meeting of directors and the affirmative vote of not less than 75% of the shares entitled to vote thereon at such annual or special meeting of shareholders at which any such action is proposed.

    9. Except as otherwise provided in the Certificate of Incorporation in respect of any class or series of stock, now or hereafter authorized, ranking prior or superior in right of payment to the Common Stock in respect of the right to receive dividends or the right to receive payments out of the assets of the Corporation upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the By-Laws of the Corporation may be amended or repealed, or new By-Laws may be adopted, either (a) by a vote of shareholders entitled to vote at any annual or special meeting of shareholders, or (b) by a vote of the majority of the entire Board of Directors at any regular or special meeting of directors; provided, however, that any amendment or repeal of, or the adoption of any new By-Law or provision inconsistent with, Article I (Section 1.2--"Special Meetings", 1.4--"Presiding at Meetings" or 1.12--"Notice of Shareholder Business and Nominations"), Article II (Section 2.1--"Number of Directors", 2.2--"Elections, Terms and Vacancies" or 2.8--"Removal of Directors"), Article VI--"Indemnification", or Article VIII--"Amendments to By-Laws" of the By-Laws, if by action of such shareholders, shall be only upon the affirmative vote of not less than 75% of the shares entitled to vote thereon at such annual or special meeting of shareholders at which any such action is proposed and, if by action of the Board of Directors, shall be only upon the approval of not less than 75% of the entire Board of Directors at any regular or special meeting of directors.

    10. The vote of the shareholders of the Corporation required to approve any Business Combination shall be as set forth in this Article 10. The term "Business Combination" shall mean any transaction that is referred to in any one or more clauses (A) through (E) of subparagraph (a) of this Article 10. Each other capitalized term shall have the meaning ascribed to it in subparagraph (c) of this Article 10.

         (a)  In addition to any affirmative vote
    required by law or this Certificate of
    Incorporation and except as otherwise expressly provided in subparagraph (b) of this Article 10:

              (A)  any merger, consolidation or
         binding share exchange of the
         Corporation or any Subsidiary with (i)
         any Interested Shareholder or (ii) any
         other person (whether or not itself an
         Interested Shareholder) which is, or
         after such merger, consolidation or
         binding share exchange would be, an
         Affiliate of an Interested Shareholder;
         or

              (B)  any sale, lease, exchange,
         mortgage, pledge, transfer or other
         disposition (in one transaction or a
         series of transactions) to or with any
         Interested Shareholder or any Affiliate
         of any Interested Shareholder of assets
         of the Corporation or any Subsidiary
         having an aggregate Fair Market Value of $5,000,000 or more; or

              (C)  the issuance or transfer by
         the Corporation or any Subsidiary (in
         one transaction or a series of
         transactions) of any securities of the
         Corporation or any Subsidiary to any
         Interested Shareholder or any Affiliate
         of any Interested Shareholder in
         exchange for cash, securities or other
         property (or a combination thereof)
         having an aggregate Fair Market Value of $5,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested
         Shareholder (or such Affiliate) from the Corporation or a Subsidiary; or

              (D) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested
         Shareholder or any Affiliate of any Interested
         Shareholder; or

              (E)  any transaction involving the
         Corporation or any Subsidiary (whether
         or not with or into or otherwise
         involving an Interested Shareholder),
         and including, without limitation, any
         reclassification of securities
         (including any reverse stock split), or
         recapitalization or reorganization of
         the Corporation, or any merger or
         consolidation of the Corporation with
         any of its Subsidiaries or any self
         tender offer for or repurchase of
         securities of the Corporation by the
         Corporation or any Subsidiary or any
         other transaction (whether or not with
         or into or otherwise involving an
         Interested Shareholder), which in any
         such case has the effect, directly or
         indirectly, of increasing the
         proportionate share of the outstanding
         shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any
         Interested Shareholder or any Affiliate
         of any Interested Shareholder;

shall require the affirmative vote of the holders of at least 80 percent of the combined voting power of the then outstanding shares of the Voting Stock, in each case voting together as a single class, which vote shall include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by shareholders other than the Interested Shareholder. Such affirmative vote shall be required notwithstanding any provision of law or any other provision of this Restated Certificate of Incorporation or any agreement with any national securities exchange or otherwise which might permit a lesser vote or no vote and in addition to any affirmative vote required of the holders of any class or series of Voting Stock pursuant to law, this Restated Certificate of Incorporation or any class or series of Preferred or Preference Stock Designation (a "Preferred or Preference Stock Designation") being any designation of the rights, powers and preferences of any class or series of Preferred or Preference Stock made pursuant to Paragraph 4A of this Restated Certificate of Incorporation).

         (b)  The provisions of subparagraph (a) of
    this Article 10 shall not be applicable to any particular Business Combination, and such Business
    Combination shall require only such affirmative vote as may be required by law, any other provision of this Restated Certificate of Incorporation, any Preferred or Preference Stock
    Designation and any agreement with any national securities exchange, if, in the case of a Business
    Combination that does not involve any cash or other consideration being received by the shareholders of the Corporation, solely in their respective capacities as shareholders of the Corporation, the condition specified in the following subparagraph (1) is met, or, in the case of any other Business Combination, the conditions specified in the following subparagraph (1) or the conditions specified in the following subparagraph
    (2) are met:

         (1)  such Business Combination shall have
    been approved by a majority of the Disinterested
    Directors; or

         (2) each of the five conditions specified in the following clauses (A) through (E) shall have been met:

              (A)  the aggregate amount of the
         cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following
         (it being intended that the requirements of this clause (2)(A) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Shareholder has acquired any shares of the Common Stock):

              (i)  if applicable, the highest per
         share price (including any brokerage
         commissions, transfer taxes and
         soliciting dealers' fees) paid in order
         to acquire any shares of Common Stock
         beneficially owned by the Interested
         Shareholder which were acquired
         beneficially by such Interested

         Shareholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested
         Shareholder, whichever is higher; or

              (ii) the Fair Market Value per
         share of Common Stock on the
         Announcement Date or on the
         Determination Date, whichever is higher;
         or

              (iii)  the amount which bears the
         same percentage relationship to the Fair
         Market Value of the Common Stock on the
         Announcement Date as the highest per
         share price determined in (2)(A)(i)
         above bears to the Fair Market Value of
         the Common Stock on the date of the
         commencement of the acquisition of the
         Common Stock by such Interested
         Shareholder; and

         (B) the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of the shares of any class or series of Voting Stock (other than Common Stock) shall be at least equal to the highest of the following (it being intended that the requirements of this clause (2)(B) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class or series of Voting
    Stock):

              (i)  if applicable, the highest per
         share price (including any brokerage
         commissions, transfer taxes and
         soliciting dealers' fees) paid in order
         to acquire any shares of such class or
         series of Voting Stock beneficially
         owned by the Interested Shareholder
         which were acquired beneficially by such Interested Shareholder (x)within the two-year period immediately prior to the Announcement Date or (y)in the transaction in which it became an Interested Shareholder, whichever is higher; or

              (ii)  if applicable, the highest
         preferential amount per share to which
         the holders of shares of such class or
         series of Voting Stock are entitled in
         the event of any voluntary or
         involuntary liquidation, dissolution or
         winding up of the Corporation; or

              (iii)  the Fair Market Value per
         share of such class or series of Voting
         Stock on the Announcement Date or the
         Determination Date, whichever is higher;
         or

              (iv)  the amount which bears the
         same percentage to the Fair Market Value of such class or series of Voting Stock on the Announcement Date as the highest per share price in (2)(B)(i) above bears to the Fair Market Value of such Voting
         Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Shareholder; and

         (C)  the consideration to be received by
    holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested
    Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Shareholder to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

         (D)  after such Interested Shareholder has
    become an Interested Shareholder and prior to the consummation of such Business Combination:

              (i)  such Interested Shareholder
         shall not have become the beneficial
         owner of any additional shares of Voting

         Stock of the Corporation, except as part of the transaction in which it became an Interested Shareholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or as a result of a pro rata stock dividend or stock split; and

              (ii)  such Interested Shareholder
         shall not have received the benefit,
         directly or indirectly (except
         proportionately as a shareholder), of
         any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business
         Combination or otherwise; and

              (iii)  such Interested Shareholder
         shall not have caused any material
         change in the Corporation's business or
         capital structure, including, without
         limitation, the issuance of shares of
         capital stock of the Corporation to any
         third party; and

              (iv) there shall have been (x) no
         failure to declare and pay at the
         regular date therefor the full amount of dividends (whether or not cumulative) on any outstanding Preferred or Preference
         Stock, except as approved by a majority
         of the Disinterested Directors, (y) no
         reduction in the rate of dividends,
         annualized on the basis of the last
         dividend declaration, paid on Common
         Stock (except as necessary to reflect
         any subdivision of the Common Stock),
         except as approved by a majority of the
         Disinterested Directors and (z) an
         increase in such annual rate of
         dividends (as necessary to prevent any
         such reduction) in the event of any
         reclassification (including any reverse
         stock split), recapitalization,
         reorganization, self tender offer or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and
                               B-13

         (E)  a proxy or information statement
    describing the proposed Business Combination and complying with the requirements of the Securities
    Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules and regulations), whether or not the Corporation is then subject to such requirements, shall be mailed by and at the expense of the Interested Shareholder at least 30 days prior to the Consummation Date of such Business Combination to the public shareholders of the Corporation (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions), and shall contain at the front thereof in a prominent place (i) any recommendations as to the advisability (or inadvisability) of the Business
    Combination which the Disinterested Directors, if any, may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public shareholders of the Corporation (such investment banking firm to be engaged solely on behalf of the remaining public shareholders, to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion, to be unaffiliated with such Interested Shareholder, and, if there are at the time any Disinterested
    Directors, to be selected by a majority of the Disinterested Directors).

    (c)  For purposes of this Article 10:

         (1) A "person" shall include, without limitation, any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on _______________, 1998) or other entity.

         (2)  "Interested Shareholder" shall mean any person
    (other than the Corporation or any Subsidiary or any employee benefit plan of the Corporation or any Subsidiary) who or which:

              (A)  is the beneficial owner,
         directly or indirectly, of more than 10
         percent of the combined voting power of
         the then outstanding shares of Voting
         Stock; or

              (B)  is an Affiliate of the Corporation and
         at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

              (C)  is an assignee of or has otherwise
         succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (3) A person shall be a "beneficial owner" of any Voting Stock:

              (A)  which such person or any of its
         Affiliates or Associates beneficially owns, directly or indirectly; or

              (B)  which such person or any of its
         Affiliates or Associates has (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

              (C)  which are beneficially owned, directly
         or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (4) For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (c)(2) of this Article 10, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Interested Shareholder through application of subparagraph (c)(3) of this Article 10, but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (5) "Affiliate" and "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on ____________, 1998.

         (6) "Subsidiary" shall mean any company more than 50 percent of whose outstanding equity securities having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (c)(2) of this Article 10, the term "Subsidiary" shall mean only a company of which a majority of each class or series of capital stock entitled to vote generally in the election of directors of such company is owned, directly or indirectly, by the Corporation.

         (7) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

         (8) "Fair Market Value" shall mean (1) in the case of stock, the highest closing sale price during the 30-day period commencing on the 40th day preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the New York Stock Exchange-Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period commencing on the 40th day preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

         (9) In the event of any Business Combination in which the Corporation survives, the phrase "any consideration other than cash to be received" as used in subparagraph
    (b)(2)(A) and (B) of this Article 10 shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

         (10) "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

         (11) "Determination Date" shall mean the date on which the Interested Shareholder became an Interested Shareholder.

         (12) "Consummation Date" shall mean the date of the consummation of the Business Combination.

         (13) The term "Voting Stock" shall mean all outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors of the Corporation, in each case voting together as a single class.

         (d) A majority of the Disinterested Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 10 including, without limitation:

              (1)  whether a person is an Interested
              Shareholder;

              (2)  the number of shares of Voting Stock
              beneficially owned by any person;

              (3) whether a person is an Affiliate or Associate of another person;

              (4)  whether the requirements of subparagraph
              (b)(2) of this Article 10 have been met with respect to any Business Combination;

              (5) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more; and

              (6) such other matters with respect to which a determination is required under this Article 10. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this
              Article 10.

         (e) Nothing contained in this Article 10 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         (f) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 10 or to adopt any provisions inconsistent therewith; provided, however, that if there is an Interested Shareholder on the record date for the meeting at which such action is submitted to the shareholders for their consideration, such 80 percent vote must include the affirmative vote of at least two-thirds (2/3) of the combined voting power of the outstanding shares of Voting Stock held by shareholders other than the Interested Shareholder.

         (g) Nothing contained in this Article 10 is intended, or shall be construed, to affect any of the relative rights, preferences or limitations, within the meaning of such terms under Section 801(b)(12) of the New York Business Corporation Law or any successor statute, of any shares of any authorized class or series thereof of the Corporation, whether issued or unissued.

    FOURTH:   The foregoing Restated Certificate of
Incorporation was authorized by the Board of Directors of the Corporation at a meeting of the Board of Directors held on ________, 1998, followed by the written consent of the sole shareholder of the Corporation, dated ____________, 1998.

         IN WITNESS WHEREOF, I have subscribed and affirm the statements contained in this Restated Certificate of Incorporation as true under the penalties of perjury this _____ day of ___________, 1998.

                                                 EXHIBIT C

                             BY-LAWS
                                of
                      CH ENERGY GROUP, INC.

                           ______, 1998

                      POUGHKEEPSIE, NEW YORK
                              INDEX

                                                      PAGE
ARTICLE I MEETINGS OF SHAREHOLDERS
Section 1.1 Annual Meetings.............................     C-4
Section 1.2 Special Meetings............................     C-4
Section 1.3 Place of Meetings...........................     C-4
Section 1.4 Presiding at Meetings.......................     C-4
Section 1.5 Quorum......................................     C-5
Section 1.6 Adjournment.................................     C-5
Section 1.7 Notice of Meetings..........................     C-5
Section 1.8 Waiver and Consent..........................     C-6
Section 1.9 Fixing Record Date..........................     C-7
Section 1.10 List of Shareholders at Meetings...........     C-7
Section 1.11 Proxies....................................     C-7
Section 1.12 Notice of Shareholder Business and
             Nominations................................     C-8
Section 1.13 Inspectors of Elections....................     C-12
Section 1.14 Vote of Shareholders.......................     C-13

ARTICLE II BOARD OF DIRECTORS

Section 2.1 Number of Directors.........................     C-13
Section 2.2 Elections, Terms and Vacancies..............     C-13
Section 2.3 Meetings of the Board.......................     C-14
Section 2.4 Notice and Adjournment......................     C-14
Section 2.5 Quorum......................................     C-15
Section 2.6 Unanimous Written Consent...................     C-15
Section 2.7 Resignation of Directors....................     C-15
Section 2.8 Removal of Directors........................     C-15
Section 2.9 Compensation of Directors...................     C-16
Section 2.10 Time and Place of Meetings.................     C-16
Section 2.11 Special Meetings...........................     C-16
Section 2.12 Telephonic Meetings........................     C-16

ARTICLE III COMMITTEES

Section 3.1 Organization and Authority..................     C-16
Section 3.2 Executive Committee.........................     C-17
Section 3.3 Action by a Committee.......................     C-17
Section 3.4 Quorum......................................     C-18
Section 3.5 Reports to Board of Directors...............     C-18
Section 3.6 Compensation of Committee Members...........     C-18
Section 3.7 Resignation and Removal of Committee
            Members.....................................     C-18
Section 3.8 Unanimous Written Consent...................     C-18
Section 3.9 Place of Committee Meetings.................     C-19
Section 3.10 Notice.....................................     C-19

ARTICLE IV OFFICERS AND THEIR DUTIES

Section 4.1 Officers....................................     C-19
Section 4.2 Term of Office; Resignation; Removal;
            Vacancies...................................     C-19
Section 4.3 Powers and Duties...........................     C-20
Section 4.4 Salaries....................................     C-20
Section 4.5 Chairman of the Board of Directors..........     C-20
Section 4.6 Vice Chairman...............................     C-21
Section 4.7 President...................................     C-21
Section 4.8 Vice President..............................     C-21
Section 4.9 Secretary...................................     C-22
Section 4.10 Treasurer..................................     C-22
Section 4.11 Controller.................................     C-23
Section 4.12 Other Officers.............................     C-23

ARTICLE V SHARES
CERTIFICATED SHARES

Section 5.1 Certificates, Registrar and Transfer
      Agent.......................................     C-24
Section 5.2 Authorization of Facsimile Signatures
            and Seal....................................     C-24
Section 5.3 Transfer of Certificated Shares.............     C-24
Section 5.4 Lost, Stolen or Destroyed Share
      Certificates................................     C-24

ARTICLE VI INDEMNIFICATION

Section 6.1 General Applicability.......................     C-25
Section 6.2 Scope of Indemnification....................     C-25
Section 6.3 Other Indemnification Provisions............     C-26
Section 6.4 Survival of Indemnification.................     C-26
Section 6.5 Inability to Limit Indemnification..........     C-27
Section 6.6 Severability................................     C-27

ARTICLE VII OTHER MATTERS

Section 7.1 Books to be Kept............................     C-27
Section 7.2 Corporate Seal..............................     C-28
Section 7.3 When Notice or Lapse of Time Unnecessary....     C-28
Section 7.4 Contracts, etc., How Executed...............     C-28
Section 7.5 Loans.......................................     C-29
Section 7.6 Deposits....................................     C-29
Section 7.7 General and Special Bank Accounts...........     C-29
Section 7.8 Fiscal Year.................................     C-30

ARTICLE VIII AMENDMENTS TO BY-LAWS

Section 8.1 By Directors................................     C-30
Section 8.2 By Shareholders.............................     C-30

                      CH Energy Group, Inc.
                         (THE "COMPANY")
                             BY-LAWS
                           ______, 1998


                            ARTICLE I
                     MEETINGS OF SHAREHOLDERS

  SECTION 1.1 ANNUAL MEETINGS

  The annual meeting of the shareholders, for the election of directors and the transaction of such other business as may be brought before the meeting, in accordance with these By-Laws, shall be held each year on the fourth Tuesday in April (or if said day be a legal holiday, then on the next succeeding business day), at such place and time of day as the Directors may determine.

  SECTION 1.2 SPECIAL MEETINGS

  Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation ("Preferred Stock") with respect to such series of Preferred Stock, special shareholders' meetings may be called only by the Chairman of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies. At any special meeting, only such business may be transacted which is related to the purpose(s) set forth in the notice of such special meeting given pursuant to Section 1.7 of these By-laws.

  SECTION 1.3 PLACE OF MEETINGS

  Shareholders' meetings shall be held at the principal office of the Company or at such other place as designated by the Board of Directors and stated in the notice of such meeting.

  SECTION 1.4 PRESIDING AT MEETINGS

  At all shareholders' meetings, the Chairman of the Board of Directors, Vice Chairman, the President or a Vice President, shall act as Chairman of the meeting as provided for in Sections 4.5, 4.7 and 4.8 and the Secretary or Assistant Secretary shall act as Secretary of the meeting as provided for in Section 4.9.

  SECTION 1.5 QUORUM

  Holders of a majority of the votes of the outstanding shares of the Company entitled to vote generally in the election of Directors must be present, in person or by proxy, at each shareholders' meeting to constitute a quorum at such meeting. When a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the votes of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

  Except as may be provided by or pursuant to the Certificate of Incorporation, at all shareholders' meetings each shareholder entitled to vote shall be entitled to one vote for each share held by him or her, and may vote and otherwise act either in person or by proxy, as provided for in Section 1.11.

  SECTION 1.6 ADJOURNMENT

  The Chairman of the meeting, or a majority of the shares so represented at the meeting, may adjourn the meeting despite the
absence of a quorum.   When a shareholders' meeting is adjourned
to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section 1.6.

  SECTION 1.7 NOTICE OF MEETINGS

  Written notice of the date, time and place of every shareholders' meeting shall be given personally, or by first class mail (not less than ten (10) nor more than sixty (60) days before the date of the meeting) or by third class mail (not less than twenty-four (24) nor more than sixty (60) days before the date of the meeting) or as otherwise may be permitted by law, to each shareholder of record as of the date fixed by the Board of Directors, pursuant to Section 1.9 hereof, and such other notice shall be given as may be required by law.

  Notice of a special shareholders' meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall state the purpose(s) for which the meeting is called.

  If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the shareholders' list or record, or, if he or she shall have filed with the Secretary of the Company a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address.

  An affidavit of the Secretary of the Corporation or other person giving the notice or of a transfer agent of the Corporation that the notice required by this Section 1.7 has been given shall be supplied at the meeting to which it relates.

  SECTION 1.8 WAIVER AND CONSENT

  Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without objecting to the lack of notice of such meeting prior to the conclusion of the meeting, shall constitute a waiver of notice by such shareholder.

  The transactions of any shareholders' meeting, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof.

  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Executors, administrators, guardians, trustees, and other fiduciaries entitled to vote shares may sign such waivers, consents and approvals.

  SECTION 1.9 FIXING RECORD DATE

  For the purpose of determining the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days before the date of such action.

  SECTION 1.10     LIST OF SHAREHOLDERS AT MEETINGS

  A list of shareholders as of the record date, certified by the Secretary or any Assistant Secretary or by a transfer agent, shall be produced at any shareholders' meeting upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

  SECTION 1.11     PROXIES

  (a) Generally. Every shareholder entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his or her duly authorized agent and filed with the Secretary of the Company. Any executor, administrator, guardian, trustee or other fiduciary may give proxies.

  (b) Term of Proxies. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the length of time for which such proxy is to continue in force is otherwise specified therein, which in no case shall exceed seven (7) years from the date of its execution.

  (c) Revocation and Suspension of Proxies. Any proxy duly executed continues in full force and effect and is not revoked until a written instrument executed by such person or his or her duly authorized agent revoking it, or until a duly executed proxy bearing a later date, is filed with the Secretary of the Company. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Company. Notwithstanding that a valid proxy is outstanding, if the person executing the proxy is present at the meeting and elects to vote in person, then the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest (which states that fact on its face).

  (d) Voting by Two or More Proxies. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provision in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as such proxies. If only one such proxy is present, such proxy may vote all the shares, and all the shares standing in the name of the principal(s) for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more administrators, executors, trustees, or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

  (e) Directors' Determination of Execution and Use of
Proxies. The Board of Directors may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

  SECTION 1.12     NOTICE OF SHAREHOLDER BUSINESS AND
              NOMINATIONS

  A.   Annual Shareholders' Meetings

  (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual shareholders' meeting (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or
(c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this
Section 1.12 who is entitled to vote at the meeting and who complies with the notice of procedures set forth in this Section 1.12.

  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph A.(1) of this Section 1.12, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

  (3) Notwithstanding anything in the second sentence of paragraph A.(2) of this Section 1.12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by paragraph A. of Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.


  B.  Special Shareholders' Meetings

  Only such business shall be conducted at a special shareholders' meeting as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special shareholders' meeting at which Directors are to be elected pursuant to the Company's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 1.12 who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Section 1.12. In the event the Company calls a special shareholders' meeting for the purpose of electing one or more

Directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph A.(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement or other disclosure (in a public filing or otherwise) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

  C.  General

  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as Directors and only such business shall be conducted at a shareholders' meeting as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 1.12. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance with this
Section 1.12, to declare that such defective proposal or nomination shall be disregarded.

  (2) For purposes of this Section 1.12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14, or 15(d) of the Exchange Act.

  (3)  Notwithstanding the foregoing provisions of this
Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
1.12. Nothing in this Section 1.12 of Article I shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

  SECTION 1.13     INSPECTORS OF ELECTIONS

  The Board of Directors by resolution shall appoint, or shall authorize an officer of the Company to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

  SECTION 1.14     VOTE OF SHAREHOLDERS

  Subject to the rights of holders of any series of Preferred Stock, Directors shall, except as otherwise required by law or by the Certificate of Incorporation or by a specific provision of these By-Laws adopted by the shareholders, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Subject to the rights of holders of any series of Preferred Stock, whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

                            ARTICLE II
                        BOARD OF DIRECTORS

  SECTION 2.1 NUMBER OF DIRECTORS

  The affairs of this Company shall be managed by no less than three (3) nor more than twenty-five (25) Directors as fixed by resolution adopted by a majority of the entire Board of Directors. Each director shall be at least 18 years of age. No person who has reached age 70 shall stand for election as a Director.


  SECTION 2.2 ELECTIONS, TERMS AND VACANCIES

  At the first annual meeting of shareholders following the adoption of the Restated Certificate of Incorporation of the Company, or any special meeting in lieu thereof, the Board of Directors shall be divided into three classes designated Class I, Class II and Class III, which classes shall be as nearly equal in number as the then total number of Directors constituting the entire Board permits. Class I, Class II and Class III Directors shall be so elected for terms expiring at the next succeeding annual meeting, the second succeeding annual meeting and the third succeeding annual meeting, respectively, and until their respective successors are elected and qualified. At each annual shareholders' meeting after such first annual (or special) meeting of shareholders following the adoption of the Restated Certificate of Incorporation of the Company, the Directors chosen to succeed those in the class whose terms then expire shall be elected by shareholders for terms expiring at the third succeeding annual meeting after election, or for such lesser term for which one or more may be nominated in a particular case in order to assure that the number of Directors in each class shall be appropriately constituted and until their respective successors are elected and qualified. Newly created Directorships or any decrease in Directorships resulting from increases or decreases in the number of Directors shall be so apportioned among the classes of Directors as to make all the classes as nearly equal in number as possible. Vacancies on the Board at any time may be filled by a majority of the Directors then in office, although less than a quorum exists and regardless of how such vacancy shall have been created. A Director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of shareholders at which the election of Directors is in the regular order of business, and until his or her successor has been elected and qualified.

  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Stock (other than the Common Stock) shall have the right, voting separately by class or series, to elect Directors at an annual or special shareholders' meeting, the election, term of office, filling of vacancies and other features of such Directorships shall be governed by any terms of the Certificate of Incorporation of the Company applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 2.2 unless expressly provided by such terms.

  SECTION 2.3     MEETINGS OF THE BOARD

  An annual meeting of the Board of Directors shall be held in each year as soon as practicable after the annual meeting of shareholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. No notice need be given of annual or regular meetings of the Board of Directors.

  SECTION 2.4 NOTICE AND ADJOURNMENT

  Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, New York time, on the fifth business day prior to the meeting or by telegram, by facsimile transmission, by written message or orally to the Directors not later than noon, New York time, on the day prior to the meeting. Notices shall be deemed to have been given by mail when deposited in the United States mail, by telegram at the time of filing, by facsimile transmission upon confirmation of receipt, and by messenger at the time of delivery by the messenger. Notices by mail, telegram, facsimile transmission or messenger shall be sent to each Director at the address or facsimile number designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address. Notice of a meeting of the Board of Directors need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given in the manner described above to the Directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

  SECTION 2.5 QUORUM

  Unless a greater quorum is required by law, one-third of the number of Directors at the time serving on the Board of Directors shall constitute a quorum for the transaction of business, or of any specified item of business. Except where otherwise provided by law or in the Certificate of Incorporation or these By-Laws, the vote of a majority of the Directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

  SECTION 2.6 UNANIMOUS WRITTEN CONSENT

  Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Company shall be the act of the Board with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

  SECTION 2.7 RESIGNATION OF DIRECTORS

  Any Director of the Company may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

  SECTION 2.8 REMOVAL OF DIRECTORS

  Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office by a vote of the shareholders entitled to vote thereon only for cause and any Director may be removed from office by action of the Board only for cause.

  SECTION 2.9 COMPENSATION OF DIRECTORS

  Members of the Board shall receive such fees and compensation fixed from time to time by the Board and shall be reimbursed for reasonable expenses for attending Board Meetings.

  SECTION 2.10     TIME AND PLACE OF MEETINGS

  Meetings of the Board of Directors shall be held in such month on such day at such hour and at such place as the Board may from time to time direct.

  SECTION 2.11     SPECIAL MEETINGS

  Special meetings of the Board may be held on the call of the Chairman of the Board of Directors, the President or the Secretary or upon written request of a majority of the Directors at the time serving on the Board addressed to the Secretary. The person or persons authorized to call special meetings of the Board may fix the place and time of the meeting.


  SECTION 2.12     TELEPHONIC MEETINGS

  With the concurrence of the Chairman of the Board, any one or more members of the Board or any committee of the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

                           ARTICLE III
                            COMMITTEES

  SECTION 3.1 ORGANIZATION AND AUTHORITY

  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members, such committees as the Board of Directors may from time to time determine, including the committee created by Section 3.2 of this
Article III, with such number of Directors as set forth in the resolution, and each of which, to the extent provided in the








                               C-16
resolution, shall have all the authority of the Board, except that no such committee shall have authority as to (1) the submission to shareholders of any action that needs shareholders' approval; (2) the filling of vacancies in the Board or in any committee thereof; (3) the fixing of compensation of the Directors for serving on the Board or on any committee thereof;
(4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; (5) the amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable; (6) the fixing or changing of the size of the Board; or (7) the removal or indemnification of Directors. In the event of the absence of any member(s) from a meeting of a committee, replacements may be made from Directors designated as alternate members of such committee by the Board. The Chairman of the Board of Directors, or in his absence or should he so direct, the President, or in his absence, a Vice President, if such officers are members of the committee, shall preside at meetings of the committee, otherwise the presiding officer shall be designated by majority vote of the committee. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business.

  SECTION 3.2 EXECUTIVE COMMITTEE

  There shall be an Executive Committee of two (2) or more of the Directors to be designated by the Board, which, together with the Chairman of the Board of Directors and the President, shall constitute an Executive Committee. The Executive Committee shall have and may exercise all of the authority and powers of the Board subject to limitations prescribed by law or these By-Laws. The Secretary of the Company shall be the Secretary of the Executive Committee.

  SECTION 3.3 ACTION BY A COMMITTEE

  The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no individual powers as such. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.

  SECTION 3.4 QUORUM

  A majority of the members of a committee shall constitute a quorum.


  SECTION 3.5 REPORTS TO BOARD OF DIRECTORS

  Each such committee shall keep a record of its proceedings and make reports to the Board at its next regular meeting.

  SECTION 3.6 COMPENSATION OF COMMITTEE MEMBERS

  Members of committees of the Board shall receive such fees and compensation as fixed from time to time by the Board and shall be reimbursed for reasonable expenses for attending committee meetings.

  SECTION 3.7     RESIGNATION AND REMOVAL OF COMMITTEE MEMBERS

  Any member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board of Directors or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein. Committee members may be removed by action of the Board of Directors, with or without cause.

  SECTION 3.8 UNANIMOUS WRITTEN CONSENT

  Any action authorized in writing, by all of the members of a committee and filed with the minutes of the Company shall be the act of that committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of such committee.

  SECTION 3.9 PLACE OF COMMITTEE MEETINGS

  Meetings of each committee shall be held in such month on such day at such hour and at such place as such committee may from time to time direct.

  SECTION 3.10     NOTICE

  Unless otherwise provided by resolution of the Board or by vote of a majority of the members of the relevant committee, notice of committee meetings shall be given in the same manner as notice of special meetings of the Board is to be given under
Section 2.4 of these By-Laws.

                            ARTICLE IV
                    OFFICERS AND THEIR DUTIES

  SECTION 4.1 OFFICERS

  The Board of Directors, at its regular annual meeting, shall elect or appoint from their number a Chairman of the Board of Directors, the Chairmen of Committees of the Board and may elect or appoint a Vice Chairman of the Board of Directors and Vice Chairmen of Committees of the Board, which officers shall be officers of the Board; and it shall elect or appoint a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller which officers shall be officers of the Company. Each of said officers, subject to the provisions of Sections 4.2 and
4.3 hereof, shall hold officer, if elected, until the meeting of the board following the next Annual Meeting of shareholders and until his or her successor has been elected and qualified, or, if appointed, for the term specified in the resolution appointing him or her and until his or her successor has been elected or appointed. Any two or more offices may be held by the same person. Should any of the officers of the Board or the President cease to be a director, he shall ipso facto cease to be such officer.

  SECTION 4.2 TERM OF OFFICE; RESIGNATION; REMOVAL;
              VACANCIES

  Except as otherwise provided in the resolution of the Board of Directors electing or appointing any officer, all officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next succeeding annual meeting of shareholders. Each officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified.
Any officer may resign at any time by giving written notice to the Board or to the Chairman of the Board of Directors, if any, or the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to his or her contract rights, if any, with the Company, but the election or appointment of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

  SECTION 4.3 POWERS AND DUTIES

  The officers of the Company shall have such authority and perform such duties in the management of the Company as may be prescribed by the Board of Directors and, to the extent not so prescribed, as generally pertain to their respective offices, subject to the control of the Board. Securities of other companies held by the Company may be voted by any officer designated by the Board and, in the absence of any such designation, by the Chairman of the Board of Directors, the President, any Vice President, the Secretary or the Treasurer. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

  SECTION 4.4 SALARIES

  Salaries of all officers of the Company shall be fixed by the Board from time to time; and salaries of all other employees of the Company shall be regulated by the Chief Executive Officer.

  SECTION 4.5 CHAIRMAN OF THE BOARD OF DIRECTORS

  The Chairman of the Board of Directors shall preside at all meetings of the shareholders and the Board of Directors at which he or she shall be present. When the Chairman of the Board of

Directors is also designated the Chief Executive Officer, he or she shall have general and active management of the business of the Company and shall see that all orders and policies of the Board of Directors are carried into effect.

  SECTION 4.6 VICE CHAIRMAN

  The Vice Chairman shall do and perform all such duties as shall be assigned to him or her by the Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairman shall, when present, preside at all meetings of the shareholders and the Board of Directors. He shall have such powers and perform such duties as the Chairman of the Board of Directors shall delegate to him.

  SECTION 4.7 PRESIDENT

  In the absence of a Chairman of the Board of Directors or should the Chairman of the Board of Directors so direct, the President shall preside at meetings of the shareholders and of the Board of Directors at which he or she shall be present. In the case of the Chairman of the Board of Directors having been designated as Chief Executive Officer, the President shall (subject to the direction of the Chairman of the Board of Directors) exercise general control and supervision over all the affairs of the Company and generally do and perform those duties as usually appertain to the office of the President, or which may be assigned to him or her by the Board of Directors. Should there be no Chairman of the Board of Directors or should the President be designated Chief Executive Officer of the Company, the President shall have general and active management of the business of the Company and shall see that all orders and policies of the Board of Directors are carried into effect; and the salaries of all employees of the Company, other than officers, shall be regulated by him or her. If the office of the Chairman of the Board of Directors is vacated, due to the incumbent's death, retirement, or inability to act or otherwise, or should the Directors elect to leave such office vacant, the President shall be the Chief Executive Officer and shall assume all the duties as outlined in Section 4.5, until directed otherwise by the Board of Directors.

  SECTION 4.8 VICE PRESIDENT

  The Vice Presidents, respectively, shall do and perform all such duties as shall be assigned to them by the Chairman of the Board of Directors or the President or required of them by the

Board of Directors. If designated by the Board of Directors as a member of the Executive Committee, a Vice President shall perform the duties of President in case of the President's absence or inability to act or in case of a vacancy in that office. An Assistant Vice President in the absence or disability of a Vice President may at the discretion of the Chairman of the Board of Directors or the President perform the duties of a Vice President and shall perform such other duties as may be assigned to him or her.

  SECTION 4.9 SECRETARY

  It shall be the duty of the Secretary to keep and attest true records of the proceedings of all meetings of the Board and Executive Committee, to see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law and safely keep and account for all documents, papers and property of the Company which may come into his or her possession. He or she shall be the custodian of the Corporate Seal of the Company and shall affix and attest the same whenever it is necessary and proper so to do, and shall perform such other duties as may be assigned to him or her by the Board. In the absence or disability of the Secretary, an Assistant Secretary or any Vice President shall perform his or her duties and such other duties as may be assigned to him or her.

  SECTION 4.10     TREASURER

  The Treasurer shall have the custody of all money, funds and securities of the Company. He or she shall furnish such security for the faithful performance of his or her duties as may be required by the Board of Directors. He or she shall receive all money due to the Company and deposit the same in its corporate name in such banks or trust companies as the Board of Directors shall determine. He or she shall sign all checks, drafts or orders for the payment of money; and perform such other duties as may be required of him or her by the Board of Directors. An Assistant Treasurer shall, in the absence or disability of the Treasurer, perform his or her duties and such other duties as may be assigned to him or her. In the absence or disability of the Treasurer and Assistant Treasurers, any Vice President shall perform his or her duties and such other duties as may be assigned to him or her. The Treasurer shall, when directed by the Board of Directors, open special accounts in the Company's depositories; all checks, drafts or orders for the payment of money out of such special accounts shall be signed in such manner and by such officers or employees of the Company as the Board of Directors shall designate; such checks, drafts or orders for the payment of money shall also be signed, if, as and when so directed by resolution of the Board of Directors, by such persons and in such manner as the Board of Directors shall determine.

  SECTION 4.11     CONTROLLER

  The Controller shall:

  (a) Keep at the office of the Company correct books of account of all its business and transactions;

  (b) Exhibit at all reasonable times his or her books of accounts and records to any of the directors upon application during business hours at the office of the Company where such books and records are kept;

  (c) Render a full statement of the financial condition of the Company whenever requested so to do by the Board of Directors, the Chairman of the Board or the President; and

  (d) In general, perform such duties as may be from time to time assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

  SECTION 4.12     OTHER OFFICERS

  Other officers, including one or more additional Vice Presidents, may from time to time be appointed by the Board of Directors or by any officer or committee upon whom a power of appointment may be conferred by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Chairman of the Board of Directors or the President and shall hold office for such terms as may be designated by the Board of Directors or the officer or committee appointing them.

                            ARTICLE V
                              SHARES

                       CERTIFICATED SHARES

  SECTION 5.1 CERTIFICATES, REGISTRAR AND TRANSFER AGENT

  Certificates for shares of the capital stock of the Company shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered, as nearly as may be, in the order of their issue and shall be signed by the Chairman of the Board of Directors or by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Company.

  SECTION 5.2 AUTHORIZATION OF FACSIMILE SIGNATURES AND
              SEAL

  The signatures of the officers upon a certificate, and the seal of the Company, may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than Company itself or its employee.

  SECTION 5.3 TRANSFER OF CERTIFICATED SHARES

  Shares of the capital stock of the Company shall be transferable by the holder thereof in person or by duly authorized attorney upon surrender of the certificate or certificates for such shares properly endorsed. Every certificate of stock exchanged or returned to the Company shall be appropriately canceled. A person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof as regards the Company. The Board of Directors may make such other and further rules and regulations as they may deem necessary or proper concerning the issue, transfer and registration of stock certificates.

  SECTION 5.4 LOST, STOLEN OR DESTROYED SHARE CERTIFICATES

  The Company may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Company may require the owner of the lost or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of any such new certificate.

                            ARTICLE VI
                         INDEMNIFICATION

  SECTION 6.1 GENERAL APPLICABILITY

  Except to the extent expressly prohibited by the New York Business Corporation Law, the Company shall indemnify each person made, or threatened to be made, a party to or involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that such person or such person's testator or intestate is or was a Director or Officer of the Company, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees and expenses, reasonably incurred in enforcing such person's right to indemnification, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

  SECTION 6.2 SCOPE OF INDEMNIFICATION

  The Company shall advance or reimburse upon request, within 20 days after receipt by the Company of a statement or statements from the claimant requesting such advance or advances of reimbursements, to any person entitled to indemnification hereunder all reasonable expenses, including attorney's fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled; provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

  SECTION 6.3 OTHER INDEMNIFICATION PROVISIONS

  Nothing herein shall limit or affect any right of any Director, Officer or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorney's fees, under any statute, rule, regulation, certificate of incorporation, By-Law, insurance policy, contract or otherwise; without affecting or limiting the rights of any Director, Officer or other corporate personnel pursuant to this Article VI, the Company is authorized to enter into agreements with any of its Directors, Officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.


  Unless limited by resolution of the Board of Directors or otherwise, the Company shall advance the payment of expenses to the fullest extent permitted by applicable law to, and shall indemnify, any Director, Officer or other corporate person who is or was serving at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, whether for profit or not-for-profit, or a partnership, joint venture, trust or other enterprise, whether or not such other enterprise shall be obligated to indemnify such person.

  SECTION 6.4 SURVIVAL OF INDEMNIFICATION

  Anything in these By-Laws to the contrary notwithstanding, no elimination or amendment of this Article VI adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Article VI shall deprive any such person's rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

  SECTION 6.5 INABILITY TO LIMIT INDEMNIFICATION

  The Company shall not, except by elimination or amendment of this Article VI in a manner consistent with the preceding Section
6.4 and with the provisions of Article VIII ("Amendments to By-Laws"), take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this Article
VI. The indemnification of any person provided by this Article VI shall continue after such person has ceased to be a Director or Officer of the Company and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

  SECTION 6.6 SEVERABILITY

  In case any provision in this Article VI shall be determined at any time to be unenforceable in any respect, the other provisions of this Article VI shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to its Directors or Officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

                           ARTICLE VII
                          OTHER MATTERS

  SECTION 7.1 BOOKS TO BE KEPT

  The Company shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the shareholders, Board of Directors and Executive Committee, if any, and (c) a current list of the Directors and Officers and their residence addresses. The Company shall also keep, at its office located in the County of Dutchess in the State of New York or at the office of its transfer agent or registrar in the State of New York, if any, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time. The Board of Directors shall, subject to the laws of the State of New York, have power to determine from time to time, whether, to what extent, and under what conditions and regulations the accounts and books of the Corporation or any of them shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account book or document of the Corporation except as conferred by the laws of the State of New York unless and until authorized so to do by resolution of the Board of Directors or shareholders of the Corporation.

  SECTION 7.2 CORPORATE SEAL

  The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

  SECTION 7.3      WHEN NOTICE OR LAPSE OF TIME UNNECESSARY

  Whenever for any reason the Company or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

  SECTION 7.4 CONTRACTS, ETC., HOW EXECUTED.

  The Board of Directors, except as in these By-Laws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances, and, unless so authorized by the Board of Directors, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credits or to render it liable pecuniarily for any purpose or to any amount.

  SECTION 7.5 LOANS.

  No loans shall be contracted on behalf of the Company and no negotiable paper shall be issued in its name, unless authorized by the vote of the Board of Directors. When so authorized, any officer or agent of the Company may effect loans and advances for the Company from any bank, trust company or other institution, or from any firm, Company or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Company. When so authorized any officer or agent of the Company, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Company, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Company, and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances. The Board of Directors may authorize any mortgage or pledge of, or the creation of a security interest in, all or any part of the corporate property, or any interest therein, wherever situated.

  SECTION 7.6.     DEPOSITS.

  All funds of the Company shall be deposited from time to time to its credit in such banks, trust companies or other depositaries as the Board of Directors may select, or as may be selected by an officer or officers, agent or agents of the Company to whom such power, from time to time, may be delegated by the Board of Directors and, for the purpose of such deposit, checks, drafts and other orders for the payment of money which are payable to the order of the Company may be endorsed, assigned and delivered by the President or a Vice President, or the Treasurer or the Secretary, or by any officer, agent or employee of the Company to whom any of said officers, or the Board of Directors, by resolution, shall have delegated such power.

  SECTION 7.7.     GENERAL AND SPECIAL BANK ACCOUNTS.

  The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select and may make such special rules and regulations with respect thereto, as it may deem expedient.

  SECTION 7.8.     FISCAL YEAR.

  The fiscal year of the Company shall be the calendar year.


                           ARTICLE VIII
                      AMENDMENTS TO BY-LAWS

  SECTION 8.1 BY DIRECTORS

  These By-Laws may be adopted, amended, or repealed or new By-Laws may be adopted by the vote of a majority of the entire Board of Directors at any regular or special meeting of the Board at which a quorum is present; provided, however, that any adoption of, amendment to or repeal of any new By-Law or provision inconsistent with Article I (Section 1.2 - "Special meetings", 1.4 - "Presiding at Meetings" or 1.12 - "Notice of Shareholder Business and Nominations"), Article II (Section 2.1 - "Number of Directors", 2.2 - "Elections, Terms and Vacancies" or
2.8 - "Removal of Directors"), Article VI - "Indemnification" or

this Article VIII -"Amendments to By-Laws" hereof, if by action of the Board, shall be only upon the approval of not less than 75% of the entire Board at any such regular or special meeting of the Board of Directors.

  SECTION 8.2 BY SHAREHOLDERS

  These By-Laws may be adopted, amended, or repealed by the vote of a majority of the shareholders entitled to vote in the election of any Directors (as herein provided) at any annual or special shareholders' meeting at which a quorum is present, if notice of such proposed action shall have been given in accordance with the notice requirements of Section 1.12 of these By-laws; provided, however, that any adoption of, amendment to or repeal of any new By-Laws or provision inconsistent with Article I (Section 1.2 -"Special meetings", 1.4 - "Presiding at Meetings" or 1.12 - "Notice of Shareholder Business and Nominations"),
Article II (Section 2.1 - "Number of Directors", 2.2 - - "Elections, Terms and Vacancies" or 2.8 - "Removal of Directors"), Article VI - - "Indemnification" or this Article VIII - "Amendments to By-Laws" hereof, if by action of shareholders, shall be only upon the affirmative vote of not less than 75% of the shares entitled to vote thereon at such annual or special shareholders' meeting at which any such action is proposed.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  (a)    Indemnification.

    Pursuant to Article 6 of the Holding Company Charter, no director of Holding Company shall have personal liability to the Holding Company or its shareholders for damages for any breach of duty in such capacity, except for liability imposed by the law of New York State. Any amendment or repeal of such
Article 6 may not apply to or have any effect on the liability or alleged liability of any director of the Holding Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Article VI, Section 6.1 of the Holding Company By-Laws provides that the Holding Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Holding Company, or serves or served at the request of the Holding Company with any other enterprise as a director, officer or employee; expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Holding Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Holding Company. No amendment of this by-law provision shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. In addition, the Holding Company intends to enter into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements will set forth certain procedures for the advancement by the Holding Company of certain expenses to indemnities.

  (b)    Insurance.

    The Holding Company (with respect to indemnification liability) and its directors and officers (in their capacities as such) are insured against liability for wrongful acts (to the extent defined) under insurance policies.







                   II-1

Item 21. Exhibits and Financial Statement Schedules.

  See Exhibit Index

Item 22. Undertakings.

  The undersigned registrant hereby undertakes:

  (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (4) To remove from registration by means of a post-effective amendment any shares of Holding Company Common Stock which are not issued in the Share Exchange.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise (other than by insurance), the registrant has been advised that in the opinion









                   II-2

of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than under insurance policies and other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






































                   II-3

                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poughkeepsie, State of New York on this 24th day of July, 1998.

                   CH ENERGY GROUP, INC.


                   By:  (SGD.) JOHN E. MACK III
                   Name:  John E. Mack III
                   Title: Chairman of the Board and
                          Chief Executive Officer

  Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 24th day of July, 1998.

  Signature                                Title
(a)  Principal Executive
  Officer or Officers:            CHAIRMAN OF
                                BOARD & CHIEF
   JOHN E. MACK III               EXECUTIVE OFFICER


(b)  Principal Accounting
  Officer:


   DONNA S. DOYLE                  *CONTROLLER


(c)  Principal Financial
  Officer:


   STEVEN V. LANT                  *TREASURER


(d) A majority of Directors:

John E. Mack, III (Sole Director)


By:  (SGD.) JOHN E. MACK, III
  (John E. Mack, III)

* By: (SGD.) JOHN E. MACK, III
   (John E. Mack, III, Attorney in Fact)

                   II-4
                          EXHIBIT INDEX

  (a)    The following exhibits are filed herewith:

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
________      __________________________

2.1           Agreement and Plan of Exchange (attached to the
              Proxy Statement and Prospectus as Exhibit A).

3.1           Form of Restated Certificate of Incorporation of
              CH Energy Group, Inc. to be in effect at Effective
              Time of Share Exchange (attached to Proxy
              Statement and Prospectus as Exhibit B).

3.2 Form of By-Laws of CH Energy Group, Inc. to be in effect at Effective Time of Share Exchange
              (attached to the Proxy Statement and Prospectus as Exhibit C).

3.3           Restated Certificate of Incorporation of Central
              Hudson Gas & Electric Corporation under Section
              807 of the Business Corporation Law, filed August
              14, 1989. (1)

3.4           Certificate of Amendment to the Restated
              Certificate of Incorporation of Central Hudson Gas
              & Electric Corporation under Section 805 of the
              Business Corporation Law, filed April 5, 1990.(2)

__________
The following are notes to the Exhibits listed above:
(1) Incorporated herein by reference to Exhibit (3)1 of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993 (File No. 1-3268).
(2) Incorporated herein by reference to Exhibit (3)2 of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993 (File No. 1-3268).

3.5           Certificate of Amendment to the Restated
              Certificate of Incorporation of Central Hudson Gas
              & Electric Corporation under Section 805 of the
              Business Corporation Law, filed October 19, 1993.
              (3)

3.6           By-Laws of Central Hudson Gas & Electric
              Corporation in effect on the date of this Registration Statement. (4)

5 Opinion of Gould & Wilkie with respect to the legality of the securities registered hereunder
         [filed herewith].

8        Tax Opinion of Gould & Wilkie [filed herewith].

23.1 Consents of Gould & Wilkie (included in Exhibits 5 and 8).

23.2               Consent of Price Waterhouse, LLP [filed herewith].

24 Power of Attorney for each director and officer signing the Registration Statement [previously filed].

99.1 Three (3) Reminder Letters [filed herewith] and Form of Proxy Card [previously filed].














______
(3) Incorporated herein by reference to Exhibit (3)3 of Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1993 (File No. 1-3268).
(4) Incorporated herein by reference to Exhibit 10 (2) of Registrant's Current Report on Form 8-K, dated July 24, 1998
    (File No. 1-3268).




                                II-6





99.2 Amended and Restated Settlement Agreement, dated January 2, 1998, among the Registrant, the staff of the Public Service Commission of the State of New York and the New York State Department of Economic Development.(5)

99.3 Abbreviated Order of the Public Service Commission of the State of New York, issued and effective February 19, 1998, adopting the terms of the Registrant's Amended Settlement Agreement. (6)

99.4 Modification to the Amended and Restated Settlement Agreement, dated February 26, 1998, signed by the Registrant, the staff of the Public Service Commission of the State of New York, the New York State Consumer Protection Board and Pace Energy Project. (7)

99.5               Order of the Public Service Commission of the
                   State of New York issued and effective June 30, 1998, explaining in greater detail and reaffirming its abbreviated Order, issued and effective
                   February 19, 1998. (8)

    (b) The financial statement schedules are incorporated by reference from the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

__________
(5) Incorporated herein by reference to Exhibit 10 of Registrant's Current Report on Form 8-K, dated January 7, 1998.
(6) Incorporated herein by reference to Exhibit 10(1) of Registrant's Current Report on Form 8-K, dated February 10, 1998.
(7) Incorporated herein by reference to Exhibit 10(2) of Registrant's Current Report on Form 8-K, dated February 10, 1998.
(8) Incorporated herein by reference to Exhibit 10(1) of Registrant's Current Report on Form 8-K, dated July 24, 1998.

                                       Exhibit 5


                   [Gould & Wilkie Letterhead]


                                       July 24, 1998



CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, New York 12601-4879


Ladies and Gentlemen:

  We have acted as counsel for CH Energy Group, Inc. (the "Holding Company") in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 33-35279) (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 16,700,000 shares of Common Stock, $.10 par value, of the Holding Company (the "Holding Company Common Stock") which are proposed to be issued upon the consummation of, and subsequent to, the share exchange contemplated by that certain Agreement and Plan of Exchange between the Holding Company and Central Hudson Gas & Electric Corporation, dated as of April 24, 1998 (the "Plan of Exchange"), filed as Exhibit A to the Proxy Statement and Prospectus, which forms a part of the Registration Statement.
All capitalized terms not otherwise defined hereunder have the same meanings as defined in the Registration Statement.

  As counsel to the Holding Company, we are generally familiar with its corporate proceedings and have examined the Registration Statement and the Plan of Exchange and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

  Based on the foregoing and upon such further examination of corporate records and documents and matters of law as we have considered necessary or desirable for the purposes of this opinion, it is our opinion that the Holding Company Common Stock, when issued in accordance with the terms of the Plan of Exchange,

CH Energy Group, Inc.
July 24, 1998
Page 2






at the Effective Time of the Share Exchange, will be validly issued, fully paid and non-assessable.

  We express no opinion other than as to the federal laws of the United States of America and the law of the State of New
York.

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to us under the heading "Validity of the Holding Company Common Stock" in the Proxy Statement and Prospectus included in the Registration Statement.

                   Very truly yours,



                   Gould & Wilkie
                     Exhibit 8




                   [Gould & Wilkie Letterhead]




                                       July 24, 1998




CH Energy Group, Inc.
284 South Avenue
Poughkeepsie, New York 12601-4879


Ladies and Gentlemen:

  We have acted as counsel for CH Energy Group, Inc. (the "Holding Company") in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 33-35279) (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 16,700,000 shares of Common Stock, $.10 par value, of the Holding Company (the "Holding Company Common Stock") which are proposed to be issued upon the consummation of, and subsequent to, the share exchange contemplated by that certain Agreement and Plan of Exchange between the Holding Company and Central Hudson Gas & Electric Corporation, dated as of April 24, 1998 (the "Plan of Exchange"), filed as Exhibit A to the Proxy Statement and Prospectus, which forms a part of the Registration Statement.
All capitalized terms not otherwise defined hereunder have the same meanings as defined in the Registration Statement.

  As counsel to the Holding Company, we are generally familiar with its corporate proceedings and have examined the Registration Statement and the Plan of Exchange and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

CH Energy Group, Inc.
July 24, 1998
Page 2



  Based on the foregoing and upon such further examination of corporate records and documents and matters of law as we have considered necessary or desirable for the purposes of this opinion, it is our opinion that the statements made in the Registration Statement under the caption "THE SHARE EXCHANGE--Certain Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute our opinion as the matters described therein.

  The opinion expressed herein is limited to applicable United
States federal law and we express no opinion as the laws of any other jurisdiction.

  We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the reference to us under the heading "THE SHARE EXCHANGE--Certain Federal Income Tax Consequences" in the Proxy Statement and Prospectus included int he Registration Statement.


                   Very truly yours,




                   Gould & Wilkie

                                  EXHIBIT 23.2


                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 23, 1998(except as to Note 1 of the Consolidated Financial Statements which is as of February 4, 1998) appearing in the Annual Report of Central Hudson Gas & Electric Corporation on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the headings "Experts" in such Prospectus.





Price WaterhouseCoopers LLP
New York, New York
July 24, 1998

            [CENTRAL HUDSON GAS & ELECTRIC LETTERHEAD]

                                            EXHIBIT 99.1


                                August 14, 1998

Dear Shareholder:

  On July 31, 1998, Proxy material for the Special Meeting of
Shareholders of the Central Hudson Gas & Electric Corporation, relating to a proposal to form a holding company, was mailed to you.

  According to our records, your proxy for this meeting has not yet been received.

  We are confident that the holding company structure, which has been unanimously approved by Central Hudson's Board of Directors, will provide a number of benefits, which are fully described in the material we sent to you. But, briefly, the formation of a holding company, to be named CH Energy Group, Inc., will enable us to take advantage of the opportunities developing in our changing business environment. It will also provide us the financial and regulatory flexibility we need to engage in competitive businesses in the future.

  I encourage you to vote "FOR" the proposal to form a holding company.

  Since approval of the proposal requires the affirmative vote of holders of two-thirds of Central Hudson's outstanding shares of common stock, EVERY VOTE COUNTS. If you have not already done so, please sign and return the enclosed card TODAY!

  Any questions you may have about our proposal can be directed to Ellen Ahearn, Corporate Secretary, at (914) 486-5757 or Steven V. Lant, Treasurer, at (914) 486-5254.

  Your interest and participation in the affairs of the Company are sincerely appreciated.

                   Sincerely yours,
Enc.
            [CENTRAL HUDSON GAS & ELECTRIC LETTERHEAD]


                                       EXHIBIT 99.1



                                August 14, 1998

Dear Fellow Employee and Shareholder:

  On July 31, 1998, Proxy material for the Special Meeting of
Shareholders of the Central Hudson Gas & Electric Corporation, relating to a proposal to form a holding company, was mailed to you.

  According to our records, your proxy for this meeting has not yet been received.

  We are confident that the holding company structure, which has been unanimously approved by Central Hudson's Board of Directors, will provide a number of benefits, which are fully described in the material we sent to you. But, briefly, the formation of a holding company, to be named CH Energy Group, Inc., will enable us to take advantage of the opportunities developing in our changing business environment. It will also provide us the financial and regulatory flexibility we need to engage in competitive businesses in the future.

  I encourage you to vote "FOR" the proposal to form a holding company.

  Since approval of the proposal requires the affirmative vote of holders of two-thirds of Central Hudson's outstanding shares of common stock, EVERY VOTE COUNTS. If you have not already done so, please sign and return the enclosed proxy card TODAY!

  Any questions you may have about our proposal can be directed to Ellen Ahearn, Corporate Secretary, at 486-5757, or our Shareholder Relations Division, at 486-5204.

  Your interest and participation in the affairs of the Company are sincerely appreciated.
                                Sincerely yours,
Enc.
            [CENTRAL HUDSON GAS & ELECTRIC LETTERHEAD]


                                            EXHIBIT 99.1

                                  July 31, 1998
Dear :

  Since __________ is a substantial investor in the Common
Stock of the Central Hudson Gas & Electric Corporation, I am enclosing with this letter a copy of the Proxy Statement for our upcoming Special Meeting of Shareholders, to be held on September 25, 1998. The Proxy Statement contains a proposal related to the formation of a holding company structure.

  The shares of Central Hudson Common Stock you own are held through a custodian bank, and therefore, your receipt of this material, through the normal distribution channel, could be somewhat delayed. So, I thought it important to send a copy of the enclosed material directly to you, and at the same time it is being sent to holders of record.

  With respect to the proposal, we are confident that the holding company structure, which has been unanimously approved by Central Hudson's Board of Directors, will provide a number of benefits which are fully described in the Proxy Statement. But, briefly, the formation of a holding company, to be named CH Energy Group, Inc., will enable us to take advantage of the opportunities developing in our changing business environment.
It will also provide us the financial and regulatory flexibility we need to engage in competitive businesses in the future.

  We welcome your comments or questions concerning the proposal and are available, at your convenience, to discuss the proposal with you personally. Please feel free to call
Ellen Ahearn, Corporate Secretary, at (914) 486-5757, or Steven
V. Lant, Treasurer, at(914) 486-5254.

  On behalf of our Board of Directors and management of Central Hudson, thank you for your continued interest and support.
                                  Sincerely,

Enc.